                                                          Exhibit No. EX-99.p.19

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                              NUMERIC INVESTORS LLC

                 COMPLIANCE MANUAL AND CODE OF ETHICAL STANDARDS

               Written Policies and Procedures under Rule 206(4)-7

                              Updated April 1, 2007
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                                Table of Contents

      C.   UPDATING DISCLOSURE WITH RESPECT TO PRIVACY POLICY, PROXY VOTING

                                I. INTRODUCTION

     The purpose of this Compliance  Manual and Code of Ethical  Standards is to lay out some of the  important  business  practices  of  Numeric  Investors  LLC
("Numeric"). Numeric is an investment adviser registered with the Securities and
Exchange  Commission ("SEC") that manages investment  portfolios for taxable and tax-exempt clients both foreign and domestic.

                               II. CODE OF ETHICS

                               TOPICS IN THIS CODE

     A.   Standard of Conduct

     B.   Confidential Information

     C.   Material Price Sensitive/Inside Information

     D.   Fiduciary Duty and Conflicts of Interest

     E.   Scalping or Front running

     F.   Unfair Treatment of Certain Clients Vis-a-Vis Others

     G.   Dealing with  Clients as Agent and  Principal:  Section  206(3) of the
          Investment Advisers Act of 1940

     H.   Workplace Communications and Computer Usage Policy

     I.   Personal Trading; Timely Reporting of Trades

     J.   Employee's Responsibility to Know the Rules and Comply with Applicable
          Laws

     K.   Designation and Responsibilities of Compliance Officer

     L.   Drug and Alcohol Policy

                             A. STANDARD OF CONDUCT

     The purpose of this Code of Ethics is to set forth  certain key  guidelines that have been adopted by Numeric as the official policy for the guidance of all personnel  and to specify the  responsibility  of all  Employees  of Numeric (as defined  in B.2  below)  to act in  accordance  with  their  fiduciary  duty  to
Numeric's  clients  and to  comply  with all  applicable  laws  and  regulations concerning the securities industry. In particular,  Employees should be aware of the requirements of the Investment  Advisers Act of 1940 (the "Advisers Act") as
well as AIMR's "The Code of Ethics and The Standards of  Professional  Conduct."
Careful  adherence is essential  to safeguard  the  interests of Numeric and its
clients.   Numeric  expects  that  all  Employees  will  conduct  themselves  in accordance with high ethical standards, which should be premised on the concepts of integrity,  honesty and trust.  Copies of this Compliance  Manual and Code of
Ethical  Standards  as well as AIMR's  The Code of Ethics and The  Standards  of
Professional Conduct handbook are made available to all new Numeric Employees as part of their orientation process.

     As  noted,  all  Employees  of  Numeric  must  conduct  themselves  in full compliance with all applicable  laws and  regulations  concerning the securities industry.  In  particular,  an Employee  should be familiar  with those laws and regulations  governing  "insider  trading"  and  fiduciary  duties.  It  is  the responsibility  of every  Employee  to know  these laws and  regulations  and to comply  with  them.  If an  Employee  needs  copies of any laws and  regulations concerning  the securities  business or has any questions  about the legality of any  transaction,  the Employee  should consult  Numeric's  Compliance  Officer.
Failure  to comply  with such laws and  regulations  or this Code may  result in sanctions and possibly, depending on the circumstances, immediate dismissal.

     Although our fiduciary duties require more than simply avoiding illegal and inappropriate  behavior,  at a minimum all Employees  should be aware that, as a matter of policy and the terms of their  employment with Numeric,  the following types of activities are strictly prohibited:

     (1)  Using any device,  scheme or  artifice to defraud,  or engaging in any act, practice,  or course of conduct that operates or would operate as a fraud or deceit upon, any client or prospective  client or any party to any  securities  transaction in which Numeric or any of its clients is a participant;

     (2)  Making any untrue statement of a material fact or omitting to state to any person a material fact  necessary in order to make the  statements
          Numeric has made to such person, in light of the  circumstances  under which they are made, not misleading;

     (3)  Engaging  in  any  act,  practice,  or  course  of  business  that  is fraudulent, deceptive, or manipulative, particularly with respect to a client or prospective client; and

     (4)  Causing  Numeric,  acting as principal  for its own account or for any account in which Numeric or any person  associated  with Numeric has a greater  than 25%  beneficial  interest,  to sell any  security  to or purchase  any security  from a client in  violation of any  applicable law, rule or regulation of a governmental agency.

     In  addition,  Numeric  wishes to  maintain a  reputation  for the  highest integrity.  To accomplish  this goal  requires  that all  Employees  continually adhere to these basic principles:

     (1)  Place the interests of our clients first;

     (2)  Treat  our  clients   fairly  and  reasonably  and  those  in  similar
          circumstances as equally as possible;

     (3)  Exercise due care in handling all information concerning clients;

     (4)  Avoid  any  actual or  potential  conflict  of  interest  in  personal securities transactions;

     (5)  Avoid taking  inappropriate  advantage of your  positions of trust and responsibility; and

     (6)  Do not  damage  the  efficient,  fair  and  orderly  operation  of the securities markets or investors' confidence therein.

                          B. CONFIDENTIAL INFORMATION

1.   What is confidential information?

     An investment adviser has a fiduciary duty to its clients not to divulge or misuse  information  obtained  in  connection  with its  services as an adviser.
Therefore,  all information,  whether of a personal or business nature,  that an employee  obtains  about a client's  affairs in the  course of  employment  with
Numeric should be treated as confidential  and used only to provide  services to or  otherwise  to the  benefit of the client.  Such  information  may  sometimes include  information about non-clients,  and that information should likewise be held in  confidence.  Even the fact that  Numeric  advises a  particular  client should ordinarily be treated as confidential.

2.   Who is subject to Numeric's policies concerning confidential information?

     All  Employees  -  officers  and  advisory,   marketing,  back  office  and
administrative - are subject to these policies.

3.   What are the duties  and  responsibilities  of  Employees  with  respect to confidential information?

     Since an  investment  adviser  has a  fiduciary  duty to its clients not to divulge  information  obtained  from or about a client  in  connection  with its services  as an  adviser,  Employees  must not repeat or  disclose  confidential information received from or about clients outside Numeric TO ANYONE,  including relatives,  friends or strangers. Any misuse of confidential information about a client is a disservice  to the client that may cause both the client and Numeric substantial  injury.  Failure to comply with this  policy may have very  serious consequences  for Employees  and for Numeric,  including  the  possibility  that
Employees  might be  criminally  prosecuted  for  misusing the  information,  as described in C below.

4.   What are some steps that  Employees  can take to assure  that  confidential information is not disclosed to persons outside the office?

     There are a number of steps  Employees  should take to help preserve client and other confidences, including the following:

     (a)  Employees  should  be  sensitive  to the  problem  of  inadvertent  or
          accidental  disclosure.   Careless   conversation,   naming  names  or
          describing  details  of a current or  proposed  trade,  investment  or transaction in a lounge, hallway, elevator or restroom, or in a train, taxi,  airplane,  restaurant or other public place,  can result in the disclosure of confidential information and should be strictly avoided.

     (b)  Maintenance of confidentiality requires careful safeguarding of papers and documents,  both inside and outside Numeric.  Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.  Computer files or disks should be password protected.

     (c)  If an Employee uses a speakerphone,  the Employee should be careful to refrain from using it in any way that might increase the likelihood of accidental disclosure. Use caution, for example, when participating in a speakerphone  conversation dealing with confidential  information if the  office  door is open,  or if the  speakerphone  volume is set too high.  The  same  applies  if an  Employee  knows or  suspects  that a speakerphone  or a second  extension  phone is being used at the other end of a telephone conversation.

     (d)  In especially sensitive  situations,  it may be necessary to establish barriers to the  exchange of  information  within  Numeric and to take other steps to prevent the leak of confidential information.

     (e)  Employees  should be aware  that  e-mail and  information  transmitted through the Internet  may not be secure from  hacking or  interception and should be cautious in  transmitting  confidential  information  by
          e-mail or through the Internet.

                 C. MATERIAL PRICE SENSITIVE/INSIDE INFORMATION

     All  Employees are reminded  that  purchasing or selling  securities on the basis of, or while in possession of,  material  nonpublic  information for their own,  for  a  client's  or  for  Numeric's  account  is a  crime  punishable  by imprisonment  as well as large fines.  "Tipping"  another  person who engages in such activities is also a crime. The term "material" is described below.

     The  sanctions   for  trading  while  in  possession  of  material   "price
sensitive/inside  information"  can be  severe.  In  recent  years,  the SEC has aggressively  sought and prosecuted persons who traded on "inside  information."
Courts  are now  authorized  to impose  fines of up to THREE  TIMES  the  profit gained,  or loss avoided,  on such  transactions.  Criminal  prosecution is also possible.  Willful  misuse of  material  nonpublic  information  will  result in dismissal from employment by Numeric.

     Employees  should be careful to avoid even the  appearance  of  wrongdoing.
Even an innocent  purchase or sale of  securities  by an Employee who is unaware that other Employees possess material nonpublic  information about an issuer may damage Numeric's reputation and may lead to protracted investigations and audits of both Numeric and Employees.

     The following  sections of this  memorandum seek to answer some of the most commonly asked  questions  about insider  trading.  In the questions and answers that  follow,  the term  "issuer"  refers to an entity,  such as a  corporation,
partnership  or  state  agency,  that  has  issued  securities,   and  the  term
"securities"  is used in the  broadest  sense  to  include  privately  held  and publicly traded stocks,  bonds,  options and other investment  vehicles that the
SEC considers to be securities.

1.   Who is subject to the insider trading rules?

     All Employees and all persons - friends, relatives, business associates and others - who receive nonpublic material price sensitive/inside  information from
Employees concerning an issuer of securities (whether such issuer is a client or not) are subject to these rules. It does not matter whether the issuer is public or private.

     At Numeric, the rules apply to officers, marketing,  advisory, back office, administrative,  and other staff.  Furthermore,  if any Employee gives nonpublic material price  sensitive/inside  information concerning an issuer of securities to a person  outside  Numeric,  and that  person  trades in  securities  of that issuer, the Employee and that person may both have civil and criminal liability.

2.   What is material price sensitive/inside information?

     Generally speaking, price sensitive/inside information is information about an issuer's business or operations  (past,  present or prospective) that becomes known  to an  Employee  and  which is not  otherwise  available  to the  public.
Although neither the courts nor the SEC has defined  "material"  precisely,  the word is similar in meaning to "important" or "significant."

     While the exact meaning of the word "material" is not entirely clear, it is clear  that if a person  knows  information  about an issuer  which  the  person believes would influence an investor in any investment  decision concerning that issuer's  securities and which has not been disclosed to the public,  the person should not buy or sell that issuer's securities.  Under current court decisions, it makes NO difference whether the material price  sensitive/inside  information is good or bad. Needless to say, if the undisclosed  information would influence an  Employee's  own decision to buy or sell or to trade for a client or Numeric, the information  probably is material and an Employee should not trade or permit
Numeric to trade for a client or itself until it has been publicly disclosed.

3.   How  does  "material  price   sensitive/inside   information"  differ  from
     "confidential information"?

     Here is an example  that  should  clarify the  difference  between the two.
Suppose Numeric is engaged by the president of a publicly-traded  corporation to provide  advice with respect to her personal  pension fund and while  working on the matter an  Employee  learns  the  amount of  alimony  she pays to her former spouse. That discovery should be kept confidential,  but it almost certainly has no  bearing  on the  value  of her  corporation's  securities  (i.e.,  it is not material) and, in fact, it probably is not "price sensitive/inside  information"
about the corporation itself.  Accordingly,  an Employee of Numeric could buy or sell  securities  of that issuer so long as the  Employee  possessed no material nonpublic  information about the corporation.  But disclosure of the president's alimony payments would be embarrassing to her and improper.

     In other words,  confidential information should never be disclosed, but it is not always  material price  sensitive/inside  information.  Knowing it is not necessarily an impediment to participating in the securities  markets concerning a particular issuer.

4.   Are there certain kinds of information that are  particularly  likely to be
     "material price sensitive/inside information"?

     Yes. While the following list is by no means  complete,  information  about the following subjects is particularly sensitive:

     (a)  Dividends, stock dividends and stock splits.

     (b)  Sales and earnings and forecasts of sales and earnings.

     (c)  Changes in previously disclosed financial information.

     (d)  Corporate acquisitions,  tender offers, major joint ventures or merger proposals.

     (e)  Significant  negotiations,  new  contracts  or changes in  significant business relationships.

     (f)  Changes in control or a significant change in management.

     (g)  Adoption  of stock  option  plans or  other  significant  compensation plans.

     (h)  Proposed public or private sales of additional or new securities.

     (i)  Significant changes in operations.

     (j)  Large sales or purchases of stock by principal stockholders.

     (k)  Purchases or sales of substantial  corporate  assets,  or decisions or agreements to make any such purchase or sale.

     (l)  Significant increases or declines in backlogs of orders.

     (m)  Significant new products to be introduced.

     (n)  Write-offs.

     (o)  Changes in accounting methods.

     (p)  Unusual  corporate  developments  such  as  major  layoffs,  personnel furloughs  or  unscheduled  vacations  for  a  significant  number  of workers.

     (q)  Labor slowdowns,  work stoppages,  strikes, or the pending negotiation of a significant labor contract.

     (r)  Significant  reductions in the availability of goods from suppliers or shortages of these goods.

     (s)  Extraordinary borrowings.

     (t)  Major litigation.

     (u)  Governmental  investigations concerning Numeric or any of its officers or directors.

     (v)  Financial liquidity problems.

     (w)  Bankruptcy proceedings.

     (x)  Establishment of a program to repurchase outstanding securities.

5.   What  is the  law  regarding  the use of  material  price  sensitive/inside information?

     Federal  law, and the policy of Numeric,  prohibit any Employee  from using material price sensitive/inside  information,  whether obtained in the course of working at Numeric or otherwise, for his or her private gain, for Numeric's gain or  for  a  client's  gain  and  prohibit  any  Employee  from  furnishing  such information  to others for their private  gain.  This is true whether or not the information is considered "confidential".  When in doubt, the information should be presumed  to be material  and not to have been  disclosed  to the public.  No trades  should be executed for any Employee,  any client or for Numeric,  if the person  executing  the trade or  Numeric  has  material  price  sensitive/inside information about the issuer.

6.   What is "tipping"?

     Under the federal  securities  laws,  it is illegal to disclose  (or "tip")
material price  sensitive/inside  information to another person who subsequently uses  that  information  for  his or her  profit.  In  order  to  minimize  this liability, all personnel should comply with the policies regarding protection of confidential  information  described  above,  which will  include the  following measures:

     (a)  To reduce  the  chances  of  inadvertent  tipping  of  material  price sensitive/inside  information, any nonpublic information that might be considered  material  should not be discussed  with any person outside
          Numeric.   Such   information   should  be  regarded  as  particularly
          sensitive,   confidential  information,  and  Numeric's  policies  for
          safeguarding such information should be strictly observed.

     (b)  Employees should avoid recommending to any person, including Numeric's
          clients,   the   purchase  or  sale  of  client  (or   client-related)
          securities.

     (c)  Caution  must  especially  be used  when  receiving  information  from securities  analysts,  corporations in the same business as the client and members of the press.

     Questions  regarding  whether  such  information  may  constitute  "inside"
information should be referred to Numeric's Compliance Officer.

7.   To whom must  material  price  sensitive/inside  information  be  disclosed before an employee can trade?

     To the public.  Public  disclosure  of material  events is usually  made by means of an  official  press  release  or  filing  with the SEC.  An  Employee's disclosure to a broker or other person will not be effective,  and such Employee may face civil or criminal liability if such Employee (or the person to whom the
Employee makes disclosure) trades on the basis of the information. Numeric staff should be aware that in most cases they are not authorized to disclose  material events  about an issuer to the  public  and that  right  usually  belongs to the issuer alone.

8.   How   does   an   Employee   know   whether   particular   material   price
     sensitive/inside information has been publicly disclosed?

     If an Employee sees  information  in a newspaper or public  magazine,  that information  will clearly have been disclosed.  Information in a filing with the
SEC or a press  release will also have been  disclosed.  If any Employee has any questions about whether information has been disclosed, SUCH EMPLOYEE SHOULD NOT
TRADE  in  the  affected  securities.   An  employee  should  contact  Numeric's
Compliance Officer for advice in the matter.

9.   What must an Employee do with  respect to material  price  sensitive/inside information  that such  Employee  may learn  about an issuer  that is not a client of Numeric?

     In  connection  with  their  work  at  Numeric,  Employees  may  come  into possession  of  material  price  sensitive/inside  information  with  respect to issuers  that are not clients of Numeric  such as  information  with  respect to issuers or securities of issuers which are being  analyzed for purchase or sale.
This is particularly  likely to happen in connection with the  recommendation of the  purchase  or  sale  of an  issuer's  securities.  All  personnel  receiving material,  nonpublic  information have the same duty not to disclose OR USE that information in connection with securities transactions as they have with respect to client  securities.  In other words,  Employees  may not purchase or sell any securities  with respect to which they have price  sensitive/inside  information for their own,  Numeric's or for a client's account or cause clients to trade on such  information  until after such  information  becomes public.  The foregoing
prohibition   applies  whether  or  not  the  material  price   sensitive/inside
information  is  the  basis  for  the  trade.  Employees  should  be  alert  for information they receive about issuers on their recommendation or approved lists which may be material price sensitive/inside  information. In addition, whenever
Employees  come into  possession of what they believe may be material  nonpublic information about an issuer, they must immediately notify the Compliance Officer because Numeric as a whole may have an obligation not to trade in the securities of the issuer. The Compliance Officer shall maintain a list of all issuers about which Numeric has price  sensitive/inside  information  and shall circulate such list to the  appropriate  personnel  at Numeric so as to prevent  any trading in securities of such issuers.

10.  Who is  available  for  additional  advice  or  advice  about a  particular situation?

     The Compliance Officer designated from time to time by Numeric will oversee matters  relating to price  sensitive/inside  information  and  prohibitions  on insider trading.

     Disclosure outside Numeric of confidential  information by an Employee,  or participation  or  tipping  others to  participate  in  business  or  securities transactions when in possession of material price sensitive/inside  information, may be a  violation  of law  and  subject  the  employee  to  severe  penalties, including criminal prosecution.

                  D. FIDUCIARY DUTY AND CONFLICTS OF INTEREST

     Numeric and its Employees have a fiduciary  duty to Numeric  clients to act for the benefit of the clients and to take action on the clients'  behalf before taking action in the interest of any Employee or Numeric.  The  cornerstones  of the fiduciary duty are the  obligations  to act for the clients'  benefit and to treat the clients fairly.  Clients may therefore expect their fiduciaries to act for  clients'  benefit and not for their own benefit when a conflict of interest between the client and the fiduciary  arises.  No Employee  should ever enjoy an actual or apparent advantage over the account of any client.

     This Manual attempts to highlight and address many of the common  conflicts of interest that may arise  between (1) Numeric and its  employees  vs.  Numeric clients and (2) between different client accounts.  It is not possible for every
conflict  to  be  addressed  in  the  Manual,   however.   Employees  should  be
particularly  sensitive to the  existence  of actual or  potential  conflicts of interest not addressed  herein and should  promptly  raise any such conflicts of which they become aware with Numeric's Compliance Officer.

     The  manner  in  which  any  Employee  discharges  its  fiduciary  duty and addresses a conflict of interest depends on the circumstances. Sometimes general disclosure of common conflicts of interest may suffice. In other  circumstances, explicit  consent of the client to the particular  transaction  giving rise to a conflict of interest  may be required  or an  Employee  may be  prohibited  from engaging in the transaction regardless of whether the client consents.

     The duty to  disclose  and  obtain a  client's  consent  to a  conflict  of interest must always be undertaken in a manner  consistent  with the  employee's duty to deal fairly with the client.  Therefore,  even when taking action with a client's consent, each Employee must always seek to assure that the action taken is fair to the client.

     Conflicts of interest can arise in any number of situations.  As noted,  no comprehensive list of all possible conflicts of interest can be provided in this memorandum. However, the following are common examples of conflicts of interest.
For  example,  an Employee may seek to induce a bank to give the Employee a loan in exchange for maintaining excessive cash balances of a client with the bank or may execute trades for a client through a broker-dealer  that provides  research services for Numeric but charges  commissions higher than other  broker-dealers.
In the  former  case,  such  activity  would  be a  violation  of an  employee's fiduciary duty and might subject the employee and Numeric to liability under the
Investment  Advisers Act of 1940 (the "Advisers Act") and other applicable laws.
In the  latter  case,  if  Numeric  determines  in good  faith  that the  higher commissions  are  reasonable  in  relation  to the  value of the  brokerage  and research  services  provided  by a broker or dealer  viewed in terms of either a particular transaction or Numeric's overall  responsibilities with respect to an account as to which Numeric  exercises  investment  discretion  and  appropriate disclosure  is made to the  client and in  Numeric's  Form ADV,  the  payment of higher  commissions  may be permitted  under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.

     Another  common   conflict  of  interest  occurs  when  Numeric  pays  some
consideration  to a person  for  recommending  Numeric as an  adviser.  In those circumstances, an Employee must make disclosure to any prospective client of any consideration  paid for  recommending  Numeric's  services  to that  prospective client and Numeric must comply with Rule 206(4)-3 promulgated under the Advisers
Act.  This  Rule  governs   situations   involving   cash  payments  for  client
solicitations  and requires that  specific  disclosure  documents  which contain information  about the  solicitor  and the adviser be provided to a  prospective client at the time of the solicitation.

     Commissions.  Employees may  negotiate  with  broker-dealers  regarding the commissions  charged for their personal  transactions but may not enter into any arrangement to pay  commissions at a rate that is better than the rate available to clients through similar negotiations.

     Gifts.  Employees are prohibited from receiving any gift,  service or other item of more than $200 value from any person or entity that does  business  with or on behalf of Numeric or has in the past or may in the future do business with
Numeric.  This policy excludes  business meals, and tickets to events,  however, any meal or event with a cost in excess of $200 per person  must be  reported to the  Compliance  Officer  and the gift giver  must be present at the event.  All
invitations  to  events,  be  it  sporting,   theatre  or  otherwise,   must  be
unsolicited.

     Service as a Director or Member of Investment  Committee.  Any Employee who
wishes to serve as an  officer or  director  of any  public  company,  or of any
organization   where  such  duties  might  require   involvement  in  investment
decisions,   or  who  wishes  to  serve  on  the  investment  committee  of  any organization,  must obtain the prior written consent of the Compliance  Officer, which shall be granted in his  discretion  and only if he is satisfied that such service  shall not  create a conflict  with such  Employee's  fiduciary  duty to clients.

     If any Employee is faced with any  conflict of  interest,  he or she should consult Numeric's Compliance Officer prior to taking any action.

                          E. SCALPING OR FRONTRUNNING

     As a  general  rule,  if any  Numeric  Employee  knows of a  pending  "buy"
recommendation  and buys stock  before  Numeric  makes a  recommendation  to its non-discretionary  clients or takes action on the recommendation for its clients for which it has investment discretion, or if any Numeric Employee is aware of a pending "sell"  recommendation  and sells stock under such  circumstances,  such
Employee is engaged in a practice known as "scalping" or "frontrunning."

     A Numeric  Employee or family member residing in that employee's  household or  person  or  entity  over  which  the  employee  has  control  (the  "Related
Person(s)") may not engage in the practice of purchasing or selling stock before a buy or sell recommendation, as the case may be, is made to a non-discretionary client or Numeric  takes  action  for its  clients  for which it has  investment discretion.  Such  activities  put  Numeric  and its  Employee  in a conflict of interest  and give the  employee  or the  Related  Person  an  advantage  at the client's expense.  Limited exceptions may be granted for liquid securities where the Employee is selling or selling a non-material  number of shares.  Any trades undertaken  for an Employee's own account,  for the account of Numeric,  for the account of any non-Numeric client or for a Related Person must be done so as not to  disadvantage  a  Numeric  client in any way.  This  means  that all  Numeric employees  and their  Related  Persons must  generally  wait to trade a security until all trading in that  security  for all  accounts of  Numeric's  clients is completed,  although in some cases it may be appropriate to aggregate a personal trade with  client  trades  (see  Section  IIIA).  If all client  trades are not completed  before a Numeric  employee or Related  Person  trades,  the antifraud provisions of the Advisers Act may be violated.

     In order to preclude the possibility  that material  nonpublic  information about Numeric's investment decisions and recommendations,  and client securities holdings and transactions, could be misused, Numeric has taken steps to restrict access to such  information  to employees who need such  information  to perform their  duties,  including the use of password  protection on computer  files and limiting  physical  access  to  paper  storage  records.  Employees  who are not authorized  to access such  information  may be subject to  termination  if they attempt to do so.

            F. UNFAIR TREATMENT OF CERTAIN CLIENTS VIS-A-VIS OTHERS

     A Numeric  Employee  who  handles  one or more  clients  may be faced  with situations in which it is possible to give  preference  to certain  clients over others.  Employees  must be careful  not to give  preference  to one client over another  even  if  the  preferential  treatment  would  benefit  Numeric  or the
Employee.

     For example,  an Employee  should not (i) provide better advice to a large, prestigious  client than is given to a smaller,  less influential one, (ii) give sale advice to one client  ahead of another,  or (iii)  direct  securities  of a limited supply and higher  potential  return to particular  clients because they generate larger fees for Numeric.

     As in other  instances,  the fiduciary duty of an Employee to a client must govern the employee's  actions in each situation and the extent of the fiduciary duty of an  Employee  to a client is  determined  by the  specific  relationship between  the  parties  and  the  reasonable  inferences  to be  drawn  from  the relationship.  In the  absence  of express or  implied  agreements  between  the parties,  usage and custom  should be used to determine  how an Employee  should discharge  his or her  duty.  Each  situation  should  be  examined  closely  to determine  whether the client has consented to the Employee's  actions  favoring another client and whether the resulting  relationship with the client which was not favored is fair and consistent  with the  securities  laws. If both parts of this test have been satisfied, most likely there has been no breach of fiduciary duty.  IF A QUESTION  ARISES  ABOUT  ACTION  THAT MAY GIVE RISE TO A CONFLICT OF
INTEREST  INVOLVING  PREFERENTIAL  TREATMENT  OF ONE  CLIENT  OVER  ANOTHER,  AN
EMPLOYEE SHOULD CONSULT NUMERIC'S COMPLIANCE OFFICER PRIOR TO TAKING ANY ACTION.

                        G. DEALING WITH CLIENTS AS AGENT
                AND PRINCIPAL: SECTION 206(3) OF THE ADVISERS ACT

     Section 206(3) of the Advisers Act addresses  specifically  two conflict of interest situations: sale and purchase of securities to and from a client either as a broker for another person or as a principal for the account of the adviser.
Section 206(3) makes it unlawful for an investment  adviser "acting as principal for his own account,  knowingly to sell any security to or purchase any security from a  client,  or  acting  as broker  for a person  other  than  such  client, knowingly to effect any sale or purchase of any security for the account of such client,  without  disclosing to such client in writing  before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction."

     Thus,  Section 206(3)  requires that  employees  involved in the situations where  Numeric is buying or selling  securities  from a client or where  Numeric acts as a  broker-dealer  for a  non-client  in a  transaction  with an advisory client  disclose to the client the capacity in which Numeric acts AND obtain the client's  consent.  Disclosure under Section 206(3) must be in writing.  Numeric must, under Section 206(3), disclose to the client its capacity, its profits (if it acts as  principal)  and its  commissions  (if it acts as agent for another).
These types of transactions  can be particularly  troublesome  under  applicable laws and must NOT be entered  into without  prior  consultation  with  Numeric's
Compliance Officer.

              H. WORKPLACE COMMUNICATION AND COMPUTER USAGE POLICY

     Set forth below is Numeric's policy regarding workplace  communications and computer usage. This policy applies to all employees of Numeric.

     Numeric  provides all  employees  access to a wide variety of computing and other electronic and technical resources, including -- by way of example only --
computer networks,  network connectivity programs and devices, software products
(including  highly  confidential  and  proprietary  business  products  owned by
Numeric), laptop computers, personal digital assistants and the telephone system
("Numeric Technology").  The Numeric Technology exists to support and facilitate
Numeric   business  and  the  use  of  these  resources  should  be  limited  to work-related  purposes.  Every employee who uses Numeric  Technology  (including programs and devices enabling remote  connectivity to or from Numeric's computer networks,  and the voicemail and email systems) is responsible for ensuring that all communications and usage are professional,  businesslike and in the interest of Numeric.  IN THIS REGARD, ALL EMPLOYEES OF NUMERIC ARE REMINDED THAT THEY ARE
BOUND, LEGALLY AND CONTRACTUALLY, TO KEEP NUMERIC'S CONFIDENTIAL AND PROPRIETARY
BUSINESS INFORMATION -- INCLUDING, AMONG OTHER THINGS,  NUMERIC-CREATED COMPUTER
DATABASES, SIMULATIONS AND MODELS PREDICTIVE OF THE BEHAVIOR OF VARIOUS SEGMENTS
OF  THE  SECURITIES  MARKETS   ("CONFIDENTIAL   INFORMATION")  --  IN  STRICTEST
CONFIDENCE  AT ALL TIMES AND NEVER TO  MISAPPROPRIATE  THEM FOR ANY  NON-NUMERIC
USE.

     Numeric understands that communications on its communication systems may be transmitted  to and stored in several  different  computers  on the way to their destinations,  and that many  people,  both  within  Numeric  and in the outside world,  may be able to read an  employee's  email  and  other  documents  on the
system.  Accordingly,   before  sending  electronic  communications  to  Numeric
customers and other  business  contacts,  employees  are  instructed to consider whether  the  matter is so  confidential  or  sensitive  that it  should  not be transmitted electronically without permission, encryption, or both. In a related vein,  employees are reminded  that, if they make use of the system for personal communications or to store personal files despite Numeric's  restriction on such activity,  such  employees  cannot  expect  them  to be  private.  In  addition, employees are informed that it may become  necessary for Numeric,  in the course of its  legitimate  business  activities,  to access  documents and  information contained within the systems. Accordingly:

Access to Numeric Technology

     Safeguarding Numeric's Property

     Employees  are  instructed  to never  access or transmit to or from Numeric
Technology,  whether from within or remotely from outside  Numeric,  unless they are utilizing programs,  devices and protocols  specifically approved by Numeric for  this  purpose.  Employees  must  also  never  access  or  transmit  Numeric
Confidential  Information,   whether  within  or  outside  the  Company,  unless
utilizing programs,  devices and protocols  specifically approved by Numeric for
this  purpose.   THE  TRANSMISSION  OF  NUMERIC   CONFIDENTIAL   INFORMATION  TO
NON-NUMERIC COMPUTERS SYSTEMS,  LAPTOPS,  REMOTE CONNECTIVITY OR STORAGE DEVICES
IS  STRICTLY  FORBIDDEN  EXCEPT  WITH SENIOR  MANAGEMENT'S  EXPRESS  PERMISSION.
SIMILARLY,  THE TRANSMISSION OF NUMERIC CONFIDENTIAL  INFORMATION TO NON-NUMERIC
INTERNET OR INTRANET  SITES OR ANY OTHER  REMOTE  STORAGE  LOCATIONS IS STRICTLY
FORBIDDEN EXCEPT WITH SENIOR MANAGEMENT'S EXPRESS PERMISSION.

     No Guarantee of Personal Privacy

     Employees are reminded that all computer equipment,  connectivity  devices, passwords,  software,  files,  documents,  email and  instant  messages  are the property of Numeric.  Numeric  reserves  the right to access email and any other documents  and files  produced or stored on Numeric  computers  or disks when it determines,  in its sole  discretion,  it has a legitimate  business purpose for doing so.

     The telephone,  voicemail  system,  all voice messages,  beepers and beeper messages are also the property of Numeric.  Numeric reserves the right to access any employee's conversations and voice messages when it determines,  in its sole discretion, it has a legitimate business purpose for doing so.

     Due to the  nature of  electronic  communications  in general  and  because
Numeric reserves the right to access, for legitimate  business reasons,  any and all documents,  messages or other  information  maintained in its  communication systems,  employees of Numeric should not expect that any information created or maintained  in the system is private,  confidential  or secure.  As noted above,
Numeric reserves the right to monitor the communication of individual  employees in its sole discretion.

     Archiving of Emails

     Numeric  is   required   to   maintain   records   of   certain   workplace
communications.  In order to  facilitate  the  preservation  of e-mail  records,
Numeric has  established  a system for  archiving  all  e-mails  sent to or from
Numeric.  Employees  should be aware that all  e-mails  are being saved and may, subject to  applicable  law, be subject to review by  Numeric's  officers and by regulators.  Employees are  encouraged  to use Numeric's  e-mail system only for
Numeric business and to use their own personal e-mail  system/accounts for their personal communication.

Internet Access and Downloading

     Ban on Unapproved Accessing and Transmitting to and from Numeric

     EMPLOYEES ARE PROHIBITED  FROM ACCESSING OR TRANSMITTING TO OR FROM NUMERIC
TECHNOLOGY,  WHETHER FROM WITHIN OR REMOTELY  FROM  OUTSIDE THE COMPANY,  UNLESS
THEY ARE  UTILIZING  PROGRAMS,  DEVICES AND PROTOCOLS  SPECIFICALLY  APPROVED BY
NUMERIC FOR THIS  PURPOSE.  EMPLOYEES  ARE ALSO  PROHIBITED  FROM  ACCESSING  OR
TRANSMITTING  NUMERIC  CONFIDENTIAL  INFORMATION,  WHETHER WITHIN OR OUTSIDE THE
COMPANY, UNLESS UTILIZING PROGRAMS,  DEVICES AND PROTOCOLS SPECIFICALLY APPROVED
BY NUMERIC FOR THIS PURPOSE.

     Guidelines for Appropriate Internet Use

     Delivery  of  email  is not  guaranteed.  Not  only  can  email  be lost or corrupted  in  transmission,  but an error in even one  character in an Internet address  may  prevent  delivery  or  cause  a  document  to be  delivered  to an unintended  recipient.  Accordingly,  in conducting  Numeric  business by email, employees shall:

     o    Use  email  for   distribution   of  materials   containing   customer
          information only with the customer's permission or when the content is plainly not so confidential that interception  would be harmful to the customer;

     o    When   considering   email  to  transmit   matter   that   plainly  is
          confidential,  take care that the customer has given  permission  with knowledge  that security is not  guaranteed  or use  encryption on the confidential matter, or both.

     o    When guaranteed, on-time delivery is important, don't rely exclusively on email,  unless such email is sent with a  confirmation  of receipt;
          secondary  delivery  medium  with hard copy should be used as well for time  sensitive  information  sent via email without  confirmation  of receipt.

     o    When sending a message by email, don't assume that it will be received in a short time or even at all. If  delivery  matters,  telephone  and check. If it really matters, do at least what you would do with a fax:
          call ahead to alert the addressee that an important message is coming, and call afterwards for confirmation  that it has been received and is readable.

     o    If  a  customer  wants  to  use  email  for  something   important  or
          time-sensitive, ask the customer to observe the same practices.

     o    Double-check the e-mail addresses.

     In  addition  because  documents   transmitted  by  email  can  be  altered
inadvertently,  sometimes  in ways that can be hard to  detect,  employees  must guard against transmission errors by proofreading carefully everything they send and receive and authenticating hard copies of documents that they send.

     Ban on Inappropriate Internet Use

     Employees should be aware that some material circulating on the Internet is illegal,  for example,  child  pornography.  In a related  vein,  some  Internet material is noxious and, if distributed  unsolicited  (either  intentionally  or accidentally) to fellow  employees who object to such content,  may subject both
Numeric and the sender to civil liability. Accordingly, each employee must never use  Numeric's  system to  download  or access  illegal,  offensive,  harassing, intimidating, discriminatory, obscene or other matter generally understood to be noxious to a civilized community.

     In addition,  some material  circulating  on the Internet is copyrighted or otherwise  illegally  distributed.  It is illegal to make or  distribute  copies without  a license  from the  copyright  owner.  Employees  thus must  never use
Numeric's  system to  download  or access  copyrighted  or  otherwise  illegally distributed material.

     Further,  some material  circulating on the Internet could damage Numeric's computer system or interfere with others' use of it. Such material includes, but is not limited to, viruses and extremely  large files consuming large amounts of memory, such as those containing graphics or animation.  Accordingly,  employees should use caution and consideration when downloading Internet materials.

Additional Restrictions on Use

     You must never use the  computer  (including  but not  limited to the email system) or voicemail system to create or send messages of a harassing,  abusive, discriminatory, obscene, intimidating, or offensive nature, or messages that are otherwise  prohibited  by  law  or  Numeric  policy.  Numeric  will  respond  to complaints  of harassing  or  discriminatory  use of its computer and  telephone systems and discipline such inappropriate use.

     Employees  must also  refrain from taking any of the  following  prohibited actions related to computer, software and telephone use:

     o    Degrading  any  system in any way,  such that  access to the system by other users is prevented or interfered with.

     o    Using  another  employee's  computer or telephone  account  (including accessing or  intercepting  email or voicemail or accessing  documents stored by other  employees)  without the explicit  permission  of that individual or the System Manager.

     o    Tampering  with the operation of the Numeric  computer  systems (i.e., all hardware), software programs or telephone system.

     o    Using the computer or telephone  for  commercial  purposes  other than
          Numeric business.

     o    Inspecting,   modifying  or  copying  programs  or  data  without  the
          authorization of the owner or Numeric.

     o    Allowing people outside of Numeric access to the computer or telephone
          systems  without  the  explicit   permission  of  System  and  Network
          Administration.

     o    Removing computer or telephone equipment from the building without the prior authorization of the Systems and Network Department.

     Finally,  Numeric employees are strictly prohibited from disclosing in chat rooms any confidential, proprietary, personal or business information related to the  Numeric,  including  but not  limited  to  about  its  business,  financial condition, customers or customer business, people or employment practices. There are no  circumstances  under which  employees  of Numeric  should  gossip  about
Numeric matters outside of Numeric, including on-line.

Passwords

     Each employee  will create  unique  passwords to the computer and voicemail systems.  Numeric  reserves  the right to bypass such  passwords  and access the systems in its sole discretion.  At the same time,  Numeric strongly  recommends that you keep  each  employee  keeps  his or her  passwords  secret  from  other employees as well as from third parties.

U.S. Mail and Other Deliveries

     Mail and other deliveries  arriving at Numeric are assumed to be related to
Numeric business.  To preserve the integrity of its business operation,  Numeric reserves the right to access any incoming mail or other deliveries,  in its sole discretion.  In  particular,  Numeric may open all mail delivered to an employee who is absent from the premises, whether due to vacation, sick time, leave time, business  travel or  otherwise.  Employees  must  never  use the mail  system to receive illegal materials at Numeric,  or misuse the mail system in any way that is otherwise prohibited by law or Numeric policy.

Enforcement/Sanctions

     All employees are expected to assist in the enforcement of this policy. Any conduct  expressly  in  violation  of this policy or in any other way  involving abuse or misuse of network privileges,  software products,  the telephone system or the mail may  result in  disciplinary  action,  ranging  from  suspension  of network or telephone  privileges  or of access to software  products,  up to and including  termination.  In addition,  some misconduct prohibited by this policy may also constitute harassment or discrimination or may otherwise be illegal and will be treated in accordance with Numeric's policies and the law regarding such misconduct.

                I. PERSONAL TRADING; TIMELY REPORTING OF TRADES

Personal Trading

     Set forth below are Numeric's policies  regarding  personal trading.  These policies  apply to all Access  Persons.  Under the Advisers Act,  Access Persons
include  any of  Numeric's  partners,  officers,  directors  (or  other  persons occupying a similar  status or performing  similar  functions) and employees who have access to nonpublic  information  regarding  clients' purchases or sales of securities,  is involved in making securities  recommendations to clients or who has access to such recommendations that are nonpublic. Because Numeric's primary business is providing  investment  advice,  the  Advisers Act presumes  that all officers,  director and partners are Access  Persons.  Because of Numeric's size and the range of duties  that  Employees  may have,  ALL NUMERIC  EMPLOYEES  ARE
CONSIDERED  "ACCESS  PERSONS,"  and "Access  Person"  procedures,  standards and restrictions  that might be imposed  only on a limited  subset of  employees  in another, larger organization, apply to ALL Numeric Employees.

     Employees have a fiduciary  responsibility to put their clients'  interests ahead of the interest of their own accounts. Accordingly, this requires that any trades which  Employees  undertake for their own account,  or for the account of any  non-Numeric  client,  must be done so as not to  disadvantage  any  Numeric client and not to  interfere  with client  portfolios  in any way.  Any Employee trading  activity  should be entirely  segregated from and have no impact on the investment  process  Numeric  performs  for its  clients.  Actual  or  perceived conflicts  of  interest  and  front-running  should not take place and  personal trading activity should be kept to a minimum.  Certain  prohibitions on personal trading,  however,  do not apply to any  directors  of Numeric  who are not also employees of Numeric (the "Outside Directors"), as the Outside Directors are not
involved in the  investment  decisions made by Numeric for its clients or in the day to day affairs of Numeric.  The current  Outside  Directors  are P.  Andrews
McLane,  Michael Wilson and Peter Carman. The provisions of this Section I which do apply to Outside  Directors are specifically  noted.  Provisions which do not specifically reference Outside Directors do not apply to them.

     For the purposes of this chapter,  except as specified to the  contrary,  a
"security" does not include shares of open end mutual funds, money market funds, direct obligations of the United States government,  bankers  acceptances,  bank certificates  of deposit,  commercial  paper and high  quality  short-term  debt instruments, including repurchase agreements. Note that the term "security" does include all securities other than those enumerated above, SPECIFICALLY INCLUDING exchange  traded funds  (including  ishares),  obligations of any state or local government,  closed end mutual funds, partnerships and other entities formed for the purpose of purchasing  real estate or securities  for  investment  and other pooled investment vehicles (other than open end mutual funds but including hedge funds, venture funds and the like).

     Numeric actively  discourages personal trading of securities or derivatives by Employees.  Personal  trading exposes Numeric and its Employees to additional risks  for  which  there  exists  no  compensation.  It  also  might  provide  a distraction from managing client assets. For these reasons, Employees (including on-site  consultants)  are  encouraged  to  minimize  the  amount of  trading of securities or derivatives for their personal accounts including Covered Accounts
(i.e.  securities  trading  accounts  in which the  Employee  has any  direct or indirect beneficial ownership interest) defined as those:

     o    of immediate  family members sharing the same household  including the following  persons:  spouse,  child,  stepchild,  parent,  stepparent, sibling, mother-in-law,  father-in-law,  daughter-in-law,  son-in-law, adoptive  relationships,  and any other  relationship  which Numeric's
          Compliance  Officer determines could lead to the possible conflicts of interest or appearances  of impropriety  which this policy is intended to prevent; or

     o    where the Employee  exercises any degree of control or has an economic interest  including but not limited to:  trusts,  estates,  investment clubs,  charitable  organizations,  or any other  account if acting as authorized agent or portfolio manager.

     The following  rules of conduct  related to personal  investing  activities apply:

     o    An  Employee   shall  not  take   advantage  of  business  and  client
          information in the Employee's private affairs.

     o    An Employee shall avoid becoming so closely  involved with a client or
          supp/lier   of   Numeric   privately,   that   there   is  a  risk  of
          price-sensitive/insider   information   being   communicated   or   of
          inappropriate mixing of business and private interests.

     o    An Employee  may not execute a  securities  transaction  (including  a transaction in open end mutual funds) further to or in anticipation of orders on behalf of clients of Numeric.

     o    After  placing  an order for a  securities  transaction  (including  a transaction  in open end  mutual  funds) or the  execution  of such an order, an Employee may not place an order for a securities transaction that is the  reverse of such a  securities  transaction  in respect of securities of the same company or in respect of securities relating to that company within 24 hours and the subsequent five trading days.

     o    An Employee may not sell, assign or otherwise trade in any stock for a period of 60 calendar days following the receipt of a stock option for such  stock by  Employee,  and for a period of 60 days  following  the exercise of such stock option.

     o    An Employee may not profit from a securities  transaction (including a transaction  in open end mutual  funds that  invest in  equities,  but specifically  not  including  mutual funds that invest only in cash or near cash  instruments  and/or debt securities) that is the reverse of such  a  securities  transaction  in  respect  of  the  same  type  of securities,  securities of the same company or securities  relating to that company, within 60 calendar days.

     o    An Employee  shall  avoid any  inappropriate  mixing of  business  and private interests or reasonably foreseeable appearance thereof.

     Any  profits  realized by an Employee  in  contravention  of the  foregoing principles,  will be required to be disgorged.  Numeric's Compliance Officer may make an exception to this requirement for severe and extenuating  circumstances.
As a general  rule,  profits  disgorged by Employees as provided  above shall be credited to client accounts to the extent that such clients were affected by the improper  activity,  provided,  however,  that in the event that  Numeric in its discretion  determines  that the amount  disgorged  would be immaterial from the perspective of an individual  investor to whom such  disgorged  profits would be credited, Numeric may opt to donate such disgorged profits to charity.

     Employees have to seek prior approval from Numeric's  Compliance Officer to execute personal security transactions.  The Employee is prohibited from trading the security until Numeric's Compliance Officer gives explicit  authorization in writing.  The  Employee  should  send the  specifics  of the  proposed  trade to
Numeric's Compliance Officer by e-mail.

     Numeric's Compliance Officer will check current and intended trading of the portfolio management staff.

     Approval for  purchases or short sales of securities  or  derivatives  will generally  not be granted,  even if the  security or  derivative  is not held in clients'  accounts and the security or derivative is not being  contemplated for purchase or sale for clients' accounts.

     In order to preclude  any  possibility  of Employees  profiting  from their position at Numeric,  no approval will be given for acquiring any  securities in an initial public offering or a private placement. Exceptions to this policy may be granted if securities  are offered  directly to the investing  public without the use of an intermediary or underwriter, and the employee purchases the shares in the offering  directly from the issuing  company.  In this case, the acquired securities may not be sold within six months.  Outside Directors may participate in initial public offerings and private placements.

     Approval for liquidations of existing  positions will generally be granted, provided that the security or derivative is not being  contemplated for purchase or sale for clients' accounts in the next five business days.

     For  rights  allocated  to an  Employee  in a rights  issue,  approval  for liquidation will generally be granted. If a sale of these rights is contemplated for clients'  accounts,  the Employee's  rights will have to be sold at the last available trading day for the rights.

     The Compliance  Officer will respond to the Employee request via e-mail. If approval  to execute a  personal  security  transaction  has been  granted,  the
Employee  may trade  the  security  as long as the  Trading  Procedure  below is adhered to.

Trading Procedure

     The Employee should execute the trade the same or the next business day the approval was granted.

     Employees who have any doubt about the  reporting,  timing,  feasibility or any other element of a personal  securities  transaction must seek clarification from Numeric's  Compliance  Officer before executing the trade, even after being authorized.  Any uncertainty  about the rules and regulations  will require that the individual shall not execute the trade. Misinterpretation of the rules is no excuse for mistakenly executing a trade.

     If the Portfolio  Management  staff decides to trade in the security within the subsequent five trading days after the day the security was initially traded by the Employee,  Numeric's  Compliance Officer will require the Employee to (1)
assign the trade  executed  earlier and  disgorge any profit in the trade to the related clients' accounts or (2) give up the profits from that trade to Numeric, to be contributed to a charitable organization of Numeric's choosing.

Employee Reporting

     Employees  must  provide  written  confirmation  of  all  trades  or  other acquisitions  or  dispositions  of  securities to Numeric's  Compliance  Officer without delay.  Employees are also required to report transactions in securities issued by  non-publicly  traded  companies  and private  funds.  Employees  must provide Numeric's Compliance Officer with quarterly summaries showing all trades of securities executed during the preceding quarter,  within ten days of the end of the preceding  quarter. A copy of Numeric's current form for these reports is attached to this memorandum as Exhibit A.

     Employees must provide Numeric's Compliance Officer with a statement of all securities  holdings  for  all  Covered  Accounts  both at the  commencement  of employment at Numeric, and as of December 31st every year thereafter.  A copy of
Numeric's  current  form for these  reports is  attached to this  memorandum  as
Exhibit B. In addition,  Employees  must certify within ten calendar days of the end of each  calendar  quarter that all trades made by the Employee or any other transactions  in any  securities  were  disclosed  to  Numeric  and were made in conformance  with all  procedures as specified in this  compliance  manual.  For convenience,  it is recommended that each Employee instruct each broker, bank or other  financial  institution  in which the  Employee  has a covered  account to provide  Numeric  with  duplicates  of all trade  confirmations  and all account statements on a monthly/quarterly basis.

                 J. EMPLOYEE'S RESPONSIBILITY TO KNOW THE RULES
                         AND COMPLY WITH APPLICABLE LAWS

     Numeric's  employees  are  responsible  for their actions under the law and therefore  required to be sufficiently  familiar with the Advisers Act and other applicable  federal and state securities laws and regulations to avoid violating them. It is the policy of Numeric to comply with all applicable laws,  including securities  laws,  in all  respects.  Each  Employee  must  promptly  report any violation  of the Code of Ethics  of which he  becomes  aware to the  Compliance
Officer,  regardless  of whether the  violation was committed by the Employee or
another  Employee.   The  Compliance   Officer  shall  consider  whether  it  is
appropriate  to protect  the  confidentiality  of the  identity  of an  Employee reporting a violation by another  Employee.  It is the strict  policy of Numeric that no Employee shall be subject to any form of retaliation in connection  with reporting  a  violation  of the Code,  and any person  found to have  engaged in retaliation may be subject to dismissal or other sanction.

     Employees  must  certify in writing on an annual  basis that they have read and understood this memorandum, that they will conduct themselves professionally in complete  accordance with the requirements  and standards  described here and that they are not aware of any  violations  of the Code during the prior year. A copy of Numeric's  current form of  compliance  certificate  is attached to this memorandum as Exhibit C.

Additional Employee Responsibilities

     o    Report knowledge of any violations to Numeric's Compliance Officer.

     Employees have an obligation to report to Numeric's  Compliance Officer any knowledge they have of violations of this Compliance Manual or violations of any other  applicable  law,  rule,  or regulation  of any  government,  governmental agency, or regulatory organization governing Numeric's professional,  financial, or business  activities.  Failure to report  knowledge of any violation  will be considered a violation  and will  potentially  subject the employee to immediate dismissal.

     o    Client Complaints.

     Client  complaints  must be promptly  reported to the Numeric's  Compliance
Officer.

     o    Brokers.

     Employees  must  promptly  inform  Numeric's  Compliance  Officer when they receive  information  that a broker  with whom  Numeric  does  business  has its license revoked or is subject to an investigation that could lead to its license being revoked.

                   K. DESIGNATION OF AND RESPONSIBILITIES OF
                               COMPLIANCE OFFICER

     Raymond J. Joumas shall serve as Numeric's  Chief  Compliance  Officer (the
"Compliance  Officer") until such time as a new Compliance  Officer is appointed by  Numeric's  President.  In his  absence,  Steven M. Smith shall be the acting
Compliance  Officer.  It will be the responsibility of the Compliance Officer of
Numeric to oversee the  enforcement of the matters  described in this memorandum and to  educate  employees  to their  responsibilities  herein.  The  Compliance
Officer will provide new  employees  with a copy of this  memorandum  as soon as possible after they join the firm and, upon their  request,  of the Advisers Act and other applicable laws and regulations.  Numeric's  Compliance  Officer shall
conduct  training  for  new  and  existing   employees  on  the  provisions  and
requirements  of  this  manual  from  time to  time  as the  Compliance  Officer determines to be appropriate.

     Numeric's  Compliance  Officer is  responsible  for  staying  current  with significant new legal  developments in the area of financial  advisory services, fiduciary responsibilities,  and insider trading and to convey such developments to Numeric's employees. As part of his duties, the Compliance Officer,  together with other members of the compliance staff, shall conduct a review in accordance with Section 206(4)-7 of the Advisers Act, including a review of this Compliance
Manual, no less frequently than annually. The review shall include consideration of any compliance matters that arose during the prior year, whether the existing policies  have proven  effective  and any changes in the business  activities of
Numeric and any changes in the Advisers Act and related  regulations  that might necessitate revisions to the Manual.

     Numeric's  Compliance Officer will review all employee trading reports in a timely manner to identify any violation of the Code's  approval  procedures  and any improper trades or any patterns of trading (including achieving execution or results  which differ  materially  from the  execution  or results  obtained for clients)  which  suggest that an Employee may be engaging in abusive  practices, and take such action as he or she deems necessary to obtain  compliance with the policies  set  forth in this  memorandum  and  with  applicable  laws  provided, however,  that the trading report of the Compliance Officer shall be reviewed by the President of Numeric.

                           L. DRUG AND ALCOHOL POLICY

I.   Introduction

     It is the goal of Numeric to provide  for all of our  employees a workplace that is free of drug and alcohol abuse.

     Numeric  believes it to be critical that Numeric and its employees  share a commitment to a safe and healthy work environment.  An employee who abuses drugs or  alcohol  poses a  serious  threat to his or her own  well-being,  to that of fellow employees and to the general public.  For the safety of the employees and of  others,  Numeric  and each of its  employees  must be able to depend on each other  employee  each other to report for work and to perform our duties free of alcohol and illegal drugs.

     THIS POLICY APPLIES TO ALL EMPLOYEES OF THE COMPANY.

     THIS POLICY DOES NOT IN ANY WAY CONSTITUTE,  AND SHOULD NOT BE CONSTRUED TO
CREATE, A CONTRACT OF EMPLOYMENT OR A PROMISE OF EMPLOYMENT  BETWEEN AN EMPLOYEE
AND THE  COMPANY.  IT IS MERELY A GUIDE TO SOME OF THE  COMPANY'S  POLICIES  AND
PROCEDURES  AS OF THE DATE SET FORTH  BELOW.  THE COMPANY  RESERVES THE RIGHT TO
DEPART FROM,  INTERPRET,  UPDATE,  MODIFY, AMEND AND/OR RESCIND THE POLICIES AND
OTHER MATTERS DESCRIBED HEREIN FROM TIME TO TIME IN ITS SOLE DISCRETION  WITHOUT
PRIOR NOTICE.

II.  Voluntary Self-Referral for Treatment.

     The Company strongly encourages any employee with a drug or alcohol problem to seek treatment before his or her job is jeopardized.

     In the  Company's  sole  discretion,  it may grant a leave of  absence  and reinstatement  to any employee who voluntarily  seeks treatment in a residential drug or alcohol treatment program prior to violation of this policy. Among other things,  evidence of  successful  completion  of the program and the  employee's written  commitment  to remain drug and  alcohol-free  and to  continue  his/her participation  in any  recommended  follow-up  treatment  will be  required as a condition of continued employment.

III. Definitions.

     As used in this  policy,  the term "drug"  means any  controlled  substance listed on  Schedules  I  through V of the  federal  Controlled  Substances  Act.
Controlled  substances  include,  for  example,  narcotics  such as codeine  and heroin,  depressants  such  as  barbiturates,  stimulants  such as  cocaine  and amphetamines, hallucinogens such as LSD and PCP and cannabis (marijuana).

     An  "illegal  drug" is any  controlled  substance  that  cannot be obtained legally (such as LSD) or that, although available legally (by prescription), has been  obtained  illegally.  In other  words,  "illegal  drugs"  include not only
"street"  drugs,  but also  prescription  drugs  that  have  not  been  lawfully prescribed for the individual.

     A "distribution"  includes sale, purchase and any other form of transfer or attempted transfer.

IV.  Prohibitions.

     A.   Alcohol and Illegal Drugs.

     Employees are  prohibited  from  manufacturing,  distributing,  dispensing, possessing,  or using illegal drugs, in any amount, while on Company premises or while at work or on duty. In addition,  employees are prohibited  from reporting for work or  performing  any work for the  Company,  whether  on or off  Company premises,  while  abusing or under the  influence of any drug,  illegal drug, or alcohol,  or having  measurable traces of any illegal drug in his or her system.
Violators  of this  policy  may be subject to  immediate  discipline,  up to and including termination.

     B.Prescribed and Over-the-Counter Drugs.

     This policy does not  prohibit  employee use of  legally-prescribed  drugs, consistent with appropriate  medical treatment plans,  provided that use of such drugs does not impair the employee's  ability to perform safely and effectively.
Any employee  using  prescription  medication  that could impair the  employee's safety or job  performance  must  report the use of such  medication  to Numeric prior to performance of such employee's  duties. The employee may be required to provide the Company or its designee with a copy of the prescription and/or other medical verification. If the employee is unable to perform his or her job duties safely and effectively while taking a prescribed medication, the employee may be reassigned or, if no suitable position is available, placed on leave of absence.

     The distribution of a prescription  drug by one employee to or from another is prohibited.

     Employees  are also  prohibited  from using or  reporting to work under the influence of or impaired by any over-the-counter  ("OTC") drug that could impair the employee's safety or job performance. An exception is made in the case of an
OTC drug taken as directed on the instructions of a physician,  which drugs will be treated like prescription drugs for purposes of this policy.

                           III. PORTFOLIO MANAGEMENT

           A. TRADE AGGREGATION AND ALLOCATION POLICY AND PROCEDURES

     Governing  principles:  (1) All  clients  (at the  account  level)  must be treated  fairly and (2) we have a  fiduciary  responsibility  to act in the best interest of each client.

Aggregation of requested trades:

     (1)  If the  Numeric-wide  requested trade size in a given security exceeds the Numeric Trading Threshold  (initially set to 15% of the historical twenty-day median daily trading volume), all individual trade requests will be aggregated and participate  pro-rata,  based on original order request sizes, in each execution.  However,  once an order exceeds its pre-specified  price and volume limits, it will no longer  participate in an aggregated  order.  For orders that are changed or entered after the market opens, Numeric will evaluate the firm wide shares requested at that point (any residual  unfilled order plus new shares requested)
          against the Numeric Trading  Threshold  (applied against the remaining expected market volume in the security that day) in order to determine whether  the  residual  unfilled  order  and the new  order  should be
          aggregated  provided,   however,  that  Numeric  may  also  take  into
          consideration  the current day's trading volume in deciding whether to aggregate.  However, in all cases, the Numeric Trading Threshold shall remain constant.  Any exceptions to this aggregation of orders must be recorded by the Head of Trading and reviewed periodically by the Chief
          Compliance Officer.

     (2)  For all cases where the  Numeric-wide  requested trade size in a given equity  is  equal  to or less  than  the  Numeric  Trading  Threshold, individual trade requests may or may not be aggregated. Typically, the firm will not aggregate  these orders.  The decision to aggregate such orders  rests  with  the Head of  Trading.  Numeric  does not  require documentation regarding aggregation decisions of these orders.

     (3)  The Numeric  Trading  Threshold  level will initially be set to 15% of the historical  twenty-day median daily trading volume.  The Threshold will be reviewed from time to time by the  Investment  Committee,  and may be changed if deemed appropriate given market conditions. The firm believes that below this Threshold trade completion rates are high and trade price impact is  relatively  low. The Chief  Compliance  Officer will record any  modifications  of the Numeric  Trading  Threshold  in writing.

Allocation of traded shares:

     (1)  Numeric  will  allocate  executed  shares  to  each  allocation  group
          (composed of several  client  accounts)  based on their relative order request sizes.

     (2)  Shares  are  allocated  pro-rata,   based  on  account  size,  to  all
          participating  accounts in the allocation group.  However,  if for any reason an account  is  under-weight  or  over-weight  in a  particular security  relative  to its peers  (accounts  with the same  investment objective),  such accounts will receive  allocations first until their weight is brought in line with the weightings of the peer accounts.

     (3)  All client accounts within an allocation  group  participating  in the trade will receive the same average price per share.

     (4)  The desire to hold round lots may result in  situations  where  client account level allocations are not exactly pro-rata.

Exceptions/other points:

     (1)  Limit orders and price bands on algorithmic  trades can result in some clients not participating in aggregated trades.

     (2)  Situations  involving  (i) new inflows from the initial  investment of new client accounts and additional  investments in existing  accounts,
          (ii)  the  partial  or full  liquidation  of a client  account  due to termination  of the  account  or  otherwise,  or  (iii)  the  need  to rebalance an individual  client account to conform to its peers in the strategy or otherwise are valid exceptions to the aggregation policy.

     (3)  Client  investment  or trading  restrictions  may  require  that their accounts not participate in certain trades.

     Other  situations  may arise  whereby  Numeric may choose not to  aggregate particular  orders.  For instance,  in the case of an invest or divest  program, orders for that client will  generally be  permitted  to operate  outside of the normal daily trade list,  and will not be subject to aggregation in the event of any trade  overlap.  Additionally,  circumstances  may arise  whereby  Numeric's traders may be required to make  judgments  regarding  whether to aggregate some orders. For example, if an order was placed for one strategy prior to the market open and a volume  weighted  average price  execution  approach was selected for that strategy,  traders will analyze any subsequent  intra-day orders placed for other  strategies for liquidity  requirements  and other factors when making the decision  as to whether  aggregation  should  occur.  As with all  matters,  the fiduciary  duty to treat all clients in a fair and equitable  manner will govern these decisions.

     Exceptions  will be recorded in a log, as determined by the Head of Trading
(or his designee) and reviewed  periodically  by the Chief  Compliance  Officer, provided,  however,  that no such record  will be kept with  respect to the most common types of exceptions, such as in paragraphs 1 through 3 above.

   B. CONSISTENCY WITH CLIENT OBJECTIVES AND RESTRICTIONS AND LEGAL MANDATES

     It is  essential  that each  client's  portfolio  conform with the client's investment  objectives as well as with any specific  investment  restrictions or limitations imposed by the client. The portfolio manager in charge of the client
account  has  primary   responsibility  for  ensuring  consistency  between  the
portfolio and the applicable objectives, guidelines and restrictions.  Portfolio managers  should use  software  tools,  if  possible,  to assist in tracking and monitoring  portfolios,  and should work with  Employee  traders to put in place procedures to prevent  violation of such investment  restrictions or limitations
(such as  automatically  blocking  a short  order for an  account  that does not permit short  selling).  A portfolio  manager must review each account under its management no less frequently than quarterly for consistency with the applicable objectives, guidelines and restrictions; in some cases more frequent reviews may be  appropriate.  Portfolio  managers  should also  familiarize  themselves with applicable  regulations for short sales, margin and the use of commodities,  and should review  portfolios  which utilize such techniques for compliance with any such regulations as part of the quarterly review.

                                C. PROXY VOTING

     Numeric has a written proxy voting policy, which is the most current policy of Institutional  Shareholder Services ("ISS"), and related procedures which are intended to assure that client securities are voted in the best interests of the client,  and which address material conflicts of interest that may arise between the  investment  adviser and its clients.  All  Employees  involved in portfolio management and/or the voting of client proxies must familiarize  themselves with and adhere to this  policy.  A summary of Numeric's  proxy  voting  policies and procedures  is set forth in Numeric's  Form ADV Part II, along with  information about how each  client may learn of  Numeric's  specific  votes of proxies  with respect to the  client's  securities.  Numeric  will  furnish a copy of the full policies and procedures to clients upon request.

                               D. TRADING ERRORS

     Any trading  errors must be reported  immediately  to Numeric's  Compliance
Officer who will determine  whether it is possible and appropriate for the trade to be unwound.  If the trade  cannot be unwound,  the  Compliance  Officer  will review the error and  determine  whether any clients have been  harmed.  If they have,  Numeric will reimburse the affected clients in full. If a client benefits from a trading  error,  that  client  will  generally  be  entitled to keep such benefit.  The Compliance  Officer will review any trading errors to determine if new policies and  procedures  should be adopted to prevent a similar  error from occurring in the future.

                                 E. CROSS TRADES

     In certain  cases,  it may make sense for two or more  client  accounts  to engage in a trade  directly.  Such cross  trades can result in lower  commission expenses  and impact  costs for each  client.  Cross  trades  require  the prior written  approval  of both  the  Compliance  Officer  and each  client.  This is accomplished  only after  Numeric's  Compliance  Officer  has  agreement  on the approach from the relevant Portfolio Manager(s).

     Numeric  does not charge any  commission  or other fee in  connection  with facilitating  a cross  trade  (although  a fee may be charged  by the  executing broker), and any such trade should be conducted at the then current market price or another mutually  beneficial  price, such as the close or the volume weighted average  price  ("vwap").  Cross  trades  may not be  conducted  with any  ERISA accounts without  approval from the Compliance  Officer and each client and only then to the  extent  permitted  under  ERISA  regulations.  If the  cross  trade involves a mutual fund, the Compliance  Officer will also determine  whether the cross trade complies with Rule 17a-7 of the Investment Company Act.

     The  Portfolio  Manager(s)  has (jointly have (if more than one strategy is impacted))  final  responsibility  to ensure that cross  trades are  executed in accordance with the client's written approval.

              IV. BROKERS, FUTURES COMMISSION MERCHANTS, DERIVATIVE
                        COUNTERPARTIES AND PRIME BROKERS

                              A. BROKERAGE POLICY

     When placing trades on behalf of a client,  Numeric has a fiduciary duty to seek to obtain  the best  execution  possible  for the  client.  While a primary criterion  for all  transactions  in portfolio  securities  is the  execution of orders at the most  favorable  net price,  numerous  additional  factors  may be considered  when  arranging  for the  purchase  and sale of  clients'  portfolio securities.  These include  restrictions  imposed by the federal securities laws and the  allocation  of brokerage in return for certain  services and  materials described below.

     Selection of the appropriate  execution venue for a particular trade is one of the most important determinants of best execution. To that end, Numeric shall endeavor  to ensure that it  maintains  access to a variety of options for trade execution. These include traditional brokers,  Electronic Communication Networks
(ECN),  Alternative  Trading Systems (ATS),  algorithmic trading venues, and any new technologies that may be developed.

     In order to ensure best execution for its clients, Numeric maintains a list of approved brokers from which its portfolio  managers and traders may choose to execute client transactions (the "Approved Broker List"), which will be reviewed and updated at least quarterly by Numeric's  Investment  Committee.  The primary determinant  for  inclusion on the Approved  Broker List shall be  counter-party risk.  Numeric has  established  a policy for  conducting  due  diligence on its equity  brokers  to assess  the  level of such  risk.  A copy of such  policy is attached to this memorandum as Exhibit D.

     Numeric  employs  a  relatively  high-turnover  approach  in  most  of  its strategies.  Accordingly,  transaction  costs are an  important  determinant  of client  returns.  Numeric has maintained a transaction  cost database since 1995 which serves as a tool for  evaluating the  performance of the trading  process.
Numeric  analyzes many  components of a transaction  cost in an effort to ensure that the  principles of Best  Execution are followed.  Some of those  components include impact, opportunity,  commission, and deviation from the volume weighted average price.

     Transaction  cost reports are made available to all portfolio  managers and traders on an as-needed basis, or at least quarterly. Primary responsibility for analysis of these  reports  shall reside with the Director of Trading.  However, the Investment  Committee (and the brokerage  oversight group referred to below)
will also review these reports at least semi-annually.

     Numeric has  established a brokerage  oversight  group.  At least twice per year this group  reviews  (in a  coordinated  effort with  Numeric's  Investment
Committee) the Approved  Broker List, the  commissions  paid to such brokers and the soft dollar  products and  services  provided by such brokers to Numeric and assess  whether  Numeric is achieving  best  execution and is complying with its brokerage policy.

     Numeric does not accept  client-directed  brokerage ("Directed  Brokerage).
Directed  Brokerage may result in a client paying higher  commissions than would be the case if Numeric were able to select brokers freely. Directed Brokerage in many cases  would  limit  Numeric's  ability to  negotiate  commissions  for all clients and its ability to aggregate orders, resulting in an inability to obtain volume discounts or best execution for the client in some transactions.

     Numeric  utilizes third party research and brokerage  products and services in our investment management process. Those products and services include, among other things,  advice,  analyses and reports,  research  databases and software, pricing  sources and  proxy-related  research,  as well as products and services that relate to the  execution of securities  transactions  between the execution and  settlement  of an order.  Numeric  uses soft  dollars to pay for certain of those  products  and  services,  provided it  believes  they are within the safe harbor  provided by Section  28(e) of the  Securities  Exchange Act of 1934,  as
amended (the  "Act").  We pay directly in hard dollars for products and services we believe are not within such safe harbor,  such as office equipment,  computer hardware  and mass  market  publications.  Mixed  use  items are paid for with a combination of hard and soft dollars,  using a reasonable allocation (which must be  documented)  of the cost of such  products  or services  according  to their respective uses.

     Numeric may pay broker-dealer  commissions that are in excess of the amount we pay for  execution-only  transactions  to the  extent  they  provide  us with additional research or brokerage products or services,  provided we determine in good faith such excess amount represents the reasonable value of such additional products or services.

     Soft  dollar  trades  are  handled  in  accordance   with  Numeric's  Trade
Aggregation and Allocation Policy and Procedures.

     Numeric's brokerage policy is included in Part II of Form ADV.

                  B. SELECTION OF FUTURES COMMISSION MERCHANTS

     Numeric may utilize one or more Futures Commission Merchants ("FCM") in its trading  activities.  FCMs will be selected from brokers on the Approved  Broker
List that are authorized to act in such a capacity.

          C. ELECTION OF DERIVATIVE OR FOREIGN EXCHANGE COUNTERPARTIES

     Numeric will require any derivative or foreign exchange  counterparty  that it selects on behalf of, or  recommends  to, a client to submit such  supporting documentation as Numeric deems appropriate to establish its creditworthiness and financial  strength.  In addition,  each such  derivative  counterparty  will be required to update such  information  on a regular  basis,  and  promptly in the event of a material change in the information presented to Numeric.

                         D. SELECTION OF PRIME BROKERS

     Numeric  will  require  any prime  broker  that it selects on behalf of, or recommends to, a client to submit such supporting documentation as Numeric deems appropriate  to  establish  its  creditworthiness  and  financial  strength.  In addition,  each such prime broker will be required to update such information on a  regular  basis,  and  promptly  in the  event  of a  material  change  in the information presented to Numeric.

     Any party approved by Numeric to act as a prime broker shall also be deemed approved to act as a traditional  broker, FCM and a derivative,  swap or foreign exchange counterparty.

                     V. CLIENT DISCLOSURES AND ADVERTISING

                             A. ACCOUNT STATEMENTS

     Each client of Numeric has different  reporting needs.  Numeric attempts to be  flexible  in  providing  needed  information  to each  client on a  mutually agreeable  timetable.  The  information  clients  desire comes from one of three sources, (1) an administrator, (2) a custodian/prime broker, and/or (3) directly from  Numeric.  Prior to  developing  a client's  reporting,  it is important to understand how some of the data is developed.

     i. Trade Execution:  On a daily basis,  domestic executions are verified to each  broker  using a  trade  matching  system.  International  trades  are completed via an agency list on a daily basis.  The  executions are sent to
     Numeric and  automatically  imported into  Numeric's  trading  system.  The
     information   is  then  reviewed  by  both  the  operations  and  portfolio management staff to ensure accuracy.

     ii.  Positions Check:  All  international  and the majority of the domestic accounts are reconciled on a daily basis to the  custodian/prime  broker to ensure the positions in Numeric's accounting system agree with those of the custodian/prime broker.

     iii.  Portfolio Prices: The prices used to value the portfolio are reviewed on a daily basis.  IDC prices are  automatically  imported  into  Numeric's accounting system for domestic portfolios. Reuters prices are automatically imported for the  international  portfolios.  Prices that exceed a moderate tolerance from the previous day are reviewed for company news and corporate actions.

     iv.  Performance:  Each morning the  Marketing  and Client  Services  Group reconciles the  performance in the accounting  system to the performance in the portfolio  management system to ensure that the accounting  system, the system of record, is correct.

     v.  Monthly  Reconciliation:  Every  active  account is  reconciled  to the statement  provided  by  the  custodian/prime  broker.  The  reconciliation includes position,  shares,  price, cash and net assets. The reconciliation is completed for all accounts.

     The reporting process for each client is somewhat different from this point and is  mutually  agreed  with the  client.  Some  clients  desire a copy of the monthly  reconciliations,  some require monthly summaries, and some only require monthly  calculation of performance.  The reporting needs are maintained in both the  Marketing  and  Client  Services  Group and the  Operations  Group.  Often,
reporting is sent to clients directly from an administrator or a custodian/prime broker.  The only difference between various Numeric clients relates to separate accounts vs. pooled vehicles.  Separate accounts may obtain position holdings on a daily basis.  Clients  invested in pooled  vehicles may only request  position holdings  with a 45 day lag.  All other  client  requests  for  information  are treated the same with no discrimination based on size or fee structure.

                                 B. ADVERTISING

     For  Advisers  Act  purposes,  an  "advertisement"   includes  any  written
communication  (including  e-mails)  addressed  to more  than one  person or any notice or announcement in any publication or by radio or television which offers any analysis,  report or publication  regarding  securities,  any graph,  chart, formula or other device for making securities decisions, or any other investment advisory services regarding  securities.  This definition generally includes any materials  designed to retain current  clients or solicit new clients,  any form
letter  and  presentation  materials  such  as  PowerPoint  presentations.   All
Employees should note that advertising is heavily regulated by the SEC, and that advertisements  must not be fraudulent,  manipulative or deceptive.  Among other restrictions,  the SEC  prohibits  testimonials  by clients and  imposes  strict limitations  on  whether  and in what form an  adviser  may  advertise  its past recommendations.  The SEC has also imposed a series of strict guidelines on when and in what format  performance  advertising  (model or actual) may be used. All advertisements must be pre-approved by the Compliance Officer, or a designee, in order to ensure compliance with these  regulations.  Numeric's  compliance group may utilize checklists, as appropriate, in connection with such reviewers.

     C.   UPDATING  DISCLOSURE  WITH  RESPECT TO PRIVACY  POLICY,  PROXY  VOTING
                     POLICY, SOFT DOLLARS AND OTHER MATTERS

     Numeric's  Compliance  Officer  shall track any changes to the policies and procedures contained herein and consider whether such changes require disclosure to the SEC, other regulatory  bodies,  or clients,  before or after such changes are implemented.  In particular,  the Compliance Officer will monitor changes in
Numeric's Privacy Policy, Proxy Voting Policy and best execution and soft dollar policies,  as changes to these policies may require notice to clients. No change may be implemented to this Manual unless Numeric's Chief Compliance  Officer has been consulted on the issue of disclosure.

                       VI. SAFEGUARDING OF CLIENT ASSETS

     All   Numeric   client   assets  are   maintained   with   prime   brokers,
broker-dealers,  banks or other qualified custodians.  While the custodial/prime broker choice  belongs to our client,  Numeric will only interact with reputable custodian/prime  brokers who are able to provide  reporting on a monthly  basis.
Numeric  ensures  that  each  broker,  bank  or  custodian  which  holds  client securities  provides  a report  of such  holdings  and all  transactions  in the account  directly to Numeric and directly to each client no less frequently than
MONTHLY. Numeric performs the following reconciliation on each account:

     i.   Positions  Check: All  international  and the majority of the domestic accounts are reconciled on a daily basis to the custodian/prime broker to ensure the  positions  in  Numeric's  accounting  system agree with those of the custodian/prime broker.

     ii.  Portfolio Prices:  The prices used to value the portfolio are reviewed on a daily basis. IDC prices are automatically imported into Numeric's
          accounting  system  for  domestic   portfolios.   Reuters  prices  are
          automatically imported for the international  portfolios.  Prices that exceed a moderate  tolerance  from the  previous  day are reviewed for company news and corporate actions.

     iii. Performance:  Each morning the  Marketing  and Client  Services  Group reconciles the performance in the accounting system to the performance in the  portfolio  management  system  to ensure  that the  accounting system, the system of record, is correct.

     iv.  Monthly  Reconciliation:  Every active  account is  reconciled  to the statement provided by the  custodian/prime  broker. The reconciliation
          includes   position,   shares,   price,  cash  and  net  assets.   The
          reconciliation is completed for all accounts.

     At no time  shall  Numeric or any  Employee  have  physical  custody of any client asset or  security.  If Numeric or an Employee  inadvertently  comes into possession of any client asset or securities,  such assets or securities must be returned to the client within 24 hours, and Numeric's Compliance Officer must be informed of any such event.

     Numeric  provides  brokers,  banks and custodians  with a list of Employees authorized  to act on behalf  of  Numeric,  and  promptly  updates  such list to reflect any changes  when they occur.  Any pooled  investment  vehicle for which
Numeric  serves as  manager,  investment  advisor  or general  partner  shall be audited  annually  and  copies  of the  audited  financial  statements  shall be provided to investors within 120 days of the end of the fiscal year.

                               VII. RECORDKEEPING

     Employees should familiarize themselves with the recordkeeping requirements of the Advisers Act.  Among other items,  the Advisers Act requires that Numeric maintain the records set forth below.  Such records have different  preservation requirements for the SEC, IRS or other regulatory bodies.  Numeric has chosen on a going forward basis to maintain the following records for at least seven years from the end of the fiscal year in which they were  created.  Certain items must be preserved from the time they were in effect,  or for five years from the date an  employee  terminates  employment.  Therefore,  payroll  records  and Numeric financial  statements  and tax returns are kept for at least ten years.  Records for the two most recent years are maintained on-site.

     Before disposing of any records covered on the list below, an Employee must consult with  Numeric's  Compliance  Officer to confirm that it is  appropriate, from both a legal and  business  perspective,  to  dispose  of the  records.  If records are maintained in an electronic format, steps are taken to prevent their unauthorized access or use and to protect them from untimely destruction.

                               A. REQUIRED RECORDS

     1. a journal  (including cash receipts and disbursements) and other records of original entry forming the basis of entries in any ledger;

     2. general and auxiliary  ledgers  reflecting  asset,  liability,  reserve, capital, income and expense accounts;

     3. a  memorandum  of each client order given and  instructions  received by
Numeric for the purchase,  sale,  delivery,  or receipt of securities  (showing,
among  other  things,   the  terms  and  conditions  of  the  order   (including
discretionary  or  non-discretionary),  the  Portfolio  Manager  initiating  the transaction  on behalf of Numeric,  the account for which  entered,  the date of entry,  and where  appropriate  the bank,  broker or dealer  that  executed  the order);

     4.  all   checkbooks,   bank   statements,   canceled   checks,   and  cash
reconciliations of Numeric;

     5. bills or statements relating to Numeric's business;

     6. trial balances,  financial statements, and appropriate files relating to
Numeric's business;

     7.  originals  or copies of certain  communications  sent to or received by
Numeric  (including  responses  to requests  for  proposals  (RFPs)) that detail proposed investment advice, the placing or executing of purchase or sale orders, or the receipt, delivery or disbursement of funds or securities;

     8. a list of and  documents  relating  to  Numeric's  discretionary  client accounts (including powers of attorney or grants of authority);

     9. copies of all of Numeric's  written  agreements with clients or relating to Numeric's business;

     10. copies of performance  advertisements  and documents  necessary to form the basis for such performance information;

     11. a copy of Numeric's Code of Ethics,  a listing of any violations of the
Code and  actions  taken in  response  to such  violations,  and  copies of each
Employee's written  acknowledgment  that he or she has reviewed and observed the
Code of Ethics.  Numeric must also maintain copies of all personal  holdings and trading reports, as well as records of decisions approving any purchases of IPOs or private placements by Employees.  Since Numeric requires  pre-approval of all trades, records of those pre-approvals must also be maintained;

     12.  Numeric's  proxy policy and  procedures as required by rule  206(4)-6, proxy statements  received by Numeric, a record of the votes cast by Numeric and a copy of each  written  client  request for  information  about the  investment adviser's  voting  of  proxies  on  behalf  of each  client  and the  investment adviser's  response  to each  request.  Numeric  must also  retain any  document
"created"  by Numeric  that was  material to making the  decision  how to vote a client's proxies or that records "the basis for that decision". Numeric may rely on a third party to retain a copy of a proxy statement or a record of votes cast if the third party gives an  undertaking  to supply a copy of each promptly upon request,  or may rely on the SEC's  EDGAR  system for copies of  relevant  proxy statements;

     13.  copies  of Form  ADV,  as well as  proof of  providing  ADV Part II to clients upon initial  engagement  and then annually (in lieu of annual  delivery
Numeric may elect to offer to provide the ADV in writing free of charge).

     14. copies of any written  agreements with solicitors and copies of written statements from referred clients acknowledging that they received the disclosure statement from the solicitor required under Rule 206(4)-3;

     15. copies of any customer complaints and the response thereto;

     16. copies of Numeric's  privacy policy and any written  requests  received from clients to opt out of disclosures.  Numeric shall also retain copies of its annual privacy notice mailings including proof of mailing;

     17. copies of any trade allocation and aggregation plans and any deviations from such plans including the reasons for such deviations; and

     18.  copies of emails  containing  any of the above records (as provided in the Computer Usage Policy of Numeric).

                                VIII. VALUATION

     Numeric has adopted the following  valuation  policy.  Securities  that are listed on a securities exchange will be valued at their last sales prices on the date of determination  or, if no sales occurred on such day, at the mean between the bid and  asked  prices  on such  day.  Securities  that are not  listed on a securities  exchange  will be valued at their last  sales  prices on the date of determination,  or, if no sales  occurred on such day, at their last closing bid prices if owned and held in a long position by the client and their last closing asked prices if held as a short position by the client.

     Numeric only uses widely known pricing sources.  Individual price movements over 9% are cross  referenced  to  another  pricing  source  to  ensure  that an accurate price has been captured and that a capital  transaction  was not missed and reflected in the  portfolio.  Security  positions and cash are reconciled to the  custodian/prime  broker on a regular  basis in order to ensure an  accurate valuation.

     In any situation where there is not a reliable publicly available price for a security in one of Numeric's  strategies due to suspended trading, a corporate action,  or other  reasons,  Numeric's  Compliance  Officer is  responsible  for convening a Fair Value  Pricing  Committee  meeting to establish  and document a price for that security.  The Portfolio Manager for the strategy of the relevant security will gather as much public  information  as possible and will meet with an independent  Portfolio  Manager in another strategy and Numeric's  Compliance
Officer; all such public information will be reviewed to establish a "Fair Value
Price" for the security.  The established Fair Value Price shall remain in place until further  public  information  becomes  available  requiring the Fair Value
Pricing  Committee to reconvene or when trading commences and the public markets establish a price.

                               IX. PRIVACY POLICY

     Numeric  has  adopted a policy to  protect  the  confidentiality  of client information,  a copy of which is set  forth as  Exhibit  E.  Numeric  also has a memorandum, in question and answer format, which has been supplied by counsel to
Numeric and which explains the privacy  regulations.  A copy of this  memorandum should be  reviewed  by all  Employees  to  ensure  their  familiarity  with the
applicable   regulations.   While  the  applicable  regulations  only  apply  to
personally identifiable financial information gathered from natural persons (and in some cases,  even if such  persons  are only  potential  clients),  Employees should be sensitive to protect all client  information  that may be confidential and Numeric  will  generally  adhere to its privacy  policy with  respect to all clients or potential clients.

     Numeric  discloses  the contents of its privacy  policy to each client upon initiation of the client relationship and a summary thereof annually thereafter.

                             X. REGULATORY FILINGS

     Numeric's  Compliance  Officer shall be responsible for updating  Numeric's
Form ADV as required by the Advisers Act as well as any other regulatory filings for other regulatory  bodies.  The Compliance  Officer shall also be responsible for  filing  any  Forms  13F,  13D or 13G  which  may be  required.  In order to facilitate  compliance  with  Section  13,  Numeric has  established  a software program which provides the Compliance Officer with a daily report listing all 5%
or greater  (individually  and firm-wide)  and 10% or greater  positions held on behalf of Numeric clients.

                          XI. BUSINESS CONTINUITY PLAN

     The SEC has made clear that business  continuity planning is now considered part of an  advisor's  fiduciary  duty to its  clients.  Numeric can continue to function  and  service  clients in the face of natural  disasters  such as fire, earthquake, local area power outages and terrorism. This is accomplished through a combination of (1) a Disaster  Recovery site  maintained by Numeric located in
Waltham,  Massachusetts, 15 miles west of Numeric's primary office facility, and
(2)  through  the use of  (home)  remote  access  which is in place  for all key
Employees.

     In terms of succession  risk,  Numeric is adequately  staffed at all levels such that the immediate departure of even a key Employee would not pose an undue burden on Numeric's fiduciary duty to continue to serve its clients.

Disaster Recovery Site in Waltham, Massachusetts

     In the case of an emergency where Numeric's  primary office facility at One
Memorial  Drive in Cambridge,  Massachusetts  is unable to function as a working office, the following has been planned.

     Numeric's landlord,  Equity Office Properties,  shall notify Numeric's main contacts,  Horace  Henderson,  Director of Information  Technology,  Ray Joumas,
Managing  Director  and  Chief  Financial  Officer  (and  Numeric's   Compliance
Officer),  or Michael Even,  President and Chief Executive Officer. The first of these Employees  contacted will notify the others.  If a problem is localized to just  Numeric's  office,  the first  employee to recognize the situation  should report it to Mr.  Henderson,  Mr.  Joumas or Mr. Even.  Mr. Even will notify all department heads from a master Employee phone list, which each Employee keeps.

     The  Portfolio  Management  heads,  Director  of Trading,  and  Director of
Operations  will direct their staff to log into the Disaster  Recovery Site from home or to proceed to the  Disaster  Recovery  Site (which has  sufficient  work space for at least 15 Employees).

     Mr. Henderson or an information technology person designated by him will go out to the  Disaster  Recovery  Site  while the rest of the IT group will log in from their home machines and be prepared to offer assistance as needed.

     The address of the Disaster Recovery Site is 260 Bear Hill Road, Suite 103,
Waltham Massachusetts and the phone number is (781) 487-7390.  Employees who log in from  home have done so  during  live  tests and are aware how to  accomplish this. Employees are also required to test this connection once a month to ensure continued connectivity.

     The  Disaster  Recovery  Site is only for  crucial  day to day  operations.
Employees with  research,  marketing and other  non-critical  positions will not work  there.  Instead,  they will work from home with  remote  access (for short duration  emergencies)  and/or focus on helping put together a new office if One
Memorial  Drive  is no  longer  a  usable  space.  Finally,  duplicate  lists of important  business  partners  are  maintained  at the  Disaster  Recovery  Site including  brokers,  prime brokers and custodians,  administrators and any other crucial third party service providers.

                       XII. ANTI-MONEY LAUNDERING POLICY

     Numeric is committed to full  compliance  with all applicable laws designed to prevent and detect money laundering and the financing of criminal  activities and terrorism.  In order to ensure such  compliance and to promote the detection of criminal  activity  involving  clients,  Numeric has  therefore  created this
Anti-Money Laundering ("AML") Program. In order to ensure such compliance and to promote  the  detection  of  potential  criminal  activity  or  suspicious  acts involving  investors in Numeric funds and/or  separate  accounts,  the following policies and procedures have been established:

     1.  Compliance  Officer.  Raymond  Joumas  will  serve  as  Numeric's  "AML
Compliance   Officer,"   whose    responsibilities    include   overseeing   the
implementation  of, and  employee  compliance  with:  (A) the AML  Program;  (B)
monitoring legal and regulatory  developments with respect to AML; (C) educating employees and agents of Numeric about Numeric's AML Program (including  offshore administrators  Goldman Sachs and JPMorgan Hedge Fund  Services);  (D) screening prospective  investors and checking their identities against government lists of known terrorists;  and (5) investigating  suspicious  transactions and reporting such transactions to the appropriate authorities.

     2. Investor Due Diligence Concerning Prospective Investors. All prospective investors in Numeric funds and/or separate  accounts will be required to provide sufficient  information  to enable the AML  Compliance  Officer to determine the investors'  identities,  or in the case of  investors  which are  entities,  the identities of such investors'  officers,  directors and beneficial  owners.  The identity of each investor or underlying beneficial owner will be checked against the lists of Specially  Designated  Nationals,  Blocked  Persons and  terrorists maintained  by the United States Office of Foreign  Assets  Control,  or similar lists maintained by other U.S. governmental agencies ("Blacklists").

     In the event a proposed  investment is to be made in the name of a nominee, the AML  Compliance  Officer  will  confirm  that  the  nominee  is a  regulated
institution   in  a   Financial   Action   Task   Force  on   Money   Laundering
("FATF")-compliant  jurisdiction,  that the nominee has verified the identity of each person for whom such  institution is acting as nominee,  that the person is not listed on any Blacklist,  and that, based on reasonable investigation by the nominee,  the person is not  engaged in money  laundering  or the  financing  of criminal activities or terrorism.

     The  Numeric AML  Compliance  Officer  may rely on any  investors'  own AML program if: (1)  Investor is  domiciled in a FATF  compliant  jurisdiction;  (2)
Investor's  AML program meets the  requirements  of the US Patriot Act or future enacted legislation;  and (3) Investor provides a certification that appropriate procedures have been carried out on behalf of the underlying officers, directors and  beneficial  owners of the entity  investing  in the  Numeric  fund/separate account.

     The AML Compliance Officer will perform the due diligence described in this
Section  2  with  respect  to  all  existing   investors   commencing  with  the
implementation of this AML Program.

     In addition,  at the time of any distribution to, or redemption or transfer of a separate account or fund interest by an investor in a Numeric strategy, the
AML  Compliance  Officer  will check the  identity  of the  investor or proposed transferee (or follow the procedure  described  above with respect to a nominee)
against all  Blacklists if such  transferee  or recipient is different  from the original investor.

     Specific client certification  procedures are set forth in Exhibit F and an example of a client  certificate  letter is set forth in  Exhibit G attached  to this memorandum.

     All  written  materials  documenting  the  performance  of AML  Program due diligence and the identity of each investor in a Numeric  separate  account/fund will be retained  until seven years after the earlier of (a) the  withdrawal  of such investor from the Numeric separate  account/fund and (b) the dissolution of the strategy/fund.

     3. Governmental Reporting.  The AML Compliance Officer will investigate all suspicious  activity involving the Fund or its investors and promptly report any bona fide suspicious behavior or transaction to the appropriate authorities. The
Compliance  Officer will report all cash  transactions  of $10,000 or greater to the U.S. Department of the Treasury in accordance with existing law.

     4. Employee Responsibility and Training. All Numeric employees will be made familiar with this AML Program and will agree, as a condition of employment,  to report  suspicious  activity to the AML  Compliance  Officer.  All  employees of
Numeric  will be required to attend an initial AML Training  Seminar  (including new employees  upon  commencement  of  employment)  and follow-up  seminars on a regular  basis  thereafter.  All  employees  are  required  to sign an  Employee
Certification Anti-Money Laundering  Program-Patriot Act in the form attached to this  Memorandum  as Exhibit H. The AML  Compliance  Officer may also  circulate written updates,  organize ad hoc educational  classes, and require employees to attend external seminars and/or receive technical  training (e.g.,  computer and financial analysis).

     5. Review of AML Program.  The AML  Compliance  Officer will be responsible for a formal internal review of Numeric's AML Program and its compliance efforts on a semi-annual  basis. In addition,  an independent  review of the AML Program will be conducted by our independent  accountants,  Wolf & Company, on an annual basis.

Relevant Sources of Information:

US OFAC "Blacklist" is available at http://www.treas.gov/ofac

FATF compliant countries available at http://www.oecd.org/fatf/members_en.htm

                              NUMERIC INVESTORS LLC

                                   Exhibit A -
                        Employee Quarterly Trading Report

     It is Company policy to provide Numeric's  Compliance Officer with a report on all activity in the  purchase and sale of  securities  by its  employees  and their family  members  residing in their  household and persons or entities over which they exert control (collectively the "Related Persons").  Such a report is required as evidence that all employees and their Related Persons do not benefit from  information  readily  available  in  Numeric's  office in  advance  of its clients. Please describe all transactions in securities that you and any Related
Persons have  undertaken in the last calendar  quarter.  You should describe the purchase or sale,  number of units,  title and type of issue,  price, and broker for each transaction in the report.  If there are no transactions that should be reported,  please state so. REPORTS MUST BE SIGNED AND DATED AND RETURNED TO THE
COMPLIANCE  OFFICER  FOR REVIEW AND FILING  WITHIN 10 DAYS AFTER THE END OF EACH
CALENDAR QUARTER.

In addition,  you and your Related Persons may not purchase or sell any security without prior approval from Numeric's Compliance Officer.

---------------- -------------- ---------------- --------------------- --------------------- --------- -------------------
                                                      Security
                   Buy/Sell       # of Units/       (Title, Type                                        Broker, Dealer or
                   or Other        Principal       and Ticker Symbol     Interest Rate and      Unit     Bank Effecting
     Date         (describe)         Amount        or CUSIP number)        Maturity Date       Price          Trade
---------------- -------------- ---------------- --------------------- --------------------- --------- -------------------

---------------- -------------- ---------------- --------------------- --------------------- --------- -------------------

---------------- -------------- ---------------- --------------------- --------------------- --------- -------------------

---------------- -------------- ---------------- --------------------- --------------------- --------- -------------------

---------------- -------------- ---------------- --------------------- --------------------- --------- -------------------

_________________________________           _____________________________
Signature                                   Date

_________________________________
Printed Name

Receipt acknowledged/Date:                  Quarter ended:

_________________________________           _____________________________

                              NUMERIC INVESTORS LLC

                                   Exhibit B -
                         Initial/Annual Holdings Report

                      Holdings Report for Year Ended ______

------------------------ ----------------------------------- -------------------------- -----------------------------------
     Title and Type            Ticker or Cusip Number             Number of Shares               Principal Amount
------------------------ ----------------------------------- -------------------------- -----------------------------------

------------------------ ----------------------------------- -------------------------- -----------------------------------

------------------------ ----------------------------------- -------------------------- -----------------------------------

------------------------ ----------------------------------- -------------------------- -----------------------------------

------------------------ ----------------------------------- -------------------------- -----------------------------------

     Please list all brokers,  dealers and banks with whom you maintain accounts in which securities are held:

         ____________________________________

         ____________________________________

         ____________________________________

_____________________________________       _____________________________
Signature                                   Date

Receipt Acknowledged:

____________________________________        _____________________________
                                            Date

                              NUMERIC INVESTORS LLC

                                   Exhibit C -
                             Compliance Certificate

     The  undersigned  employee of Numeric  Investors  LLC  ("Numeric"),  hereby certifies that he or she has read and understood  Numeric's  current  memorandum entitled "Numeric  Investors LLC Compliance Manual and Code of Ethical Standards
Written  Policies and  Procedures  Under Rule  206(4)-7" and AIMR's "The Code of
Ethics  and The  Standards  of  Professional  Conduct"  and  that he or she will conduct  himself or  herself  professionally  in  complete  accordance  with the requirements and standards described therein and will comply with all applicable federal and state  securities and other laws and  regulations  regulating his or her conduct as an employee of Numeric.

     The  undersigned  employee has had the  opportunity to ask questions of and receive  answers from Numeric's  Compliance  Officer and other persons acting on behalf of Numeric's  Compliance Officer with respect to the Investment  Advisers
Act of 1940 and other laws and  regulations  applicable  to the  undersigned  in connection with his or her employment with Numeric, and the undersigned employee acknowledges  that  such  questions  have  been  answered  to his  or  her  full satisfaction.

     The undersigned employee acknowledges that:

          (i) he or she is responsible  for his or her actions under the law and is required to be sufficiently familiar with the Investment Advisers Act of
     1940 and other laws and  regulations  that may govern his or her conduct as an employee of Numeric;

          (ii) Numeric is relying upon the undersigned employee's  certification and  acknowledgments  contained  herein and that the failure to comply with the policy set forth in the above-referenced memorandum and with applicable federal and state  securities  and other laws and  regulations  may subject
     Numeric  and  the   undersigned   to  substantial   liabilities   including
     imprisonment and fines; and

          (iii)  Numeric may dismiss the  undersigned  employee  from his or her employment  for  failure  to  comply  with the  policies  set  forth in the above-referenced  policies and practices and  applicable  federal and state securities  and other  laws and  regulations  governing  the  undersigned's conduct as an employee of Numeric.

                                   _________________________________
                                   Signature and Date

                                   _________________________________
                                   Name (Please Print)

                              NUMERIC INVESTORS LLC

                                   Exhibit D -
                           Broker Due Diligence Policy

                              Numeric Investors LLC
                       Approved Broker List Due Diligence

--------------------------------------------------------------------------------

Scope:

     The following process is to be used to conduct due diligence on all brokers who are proposed to be added to the Approved  Broker List (the "List") from time to time after the Effective Date (set forth below).

Process:

     1. Each time a new broker (a "Proposed  Addition")  is proposed to be added to the List,  the  Director  of Trading or another  member of the  trading  desk
(each, a "Proposer")  will submit to a member of the  Compliance  group the name and address of the Proposed Addition.

     2.  As  promptly  as  practicable  following  the  receipt  of  information regarding  the  Proposed  Addition,  a  member  of  the  Compliance  group  (the
"Reviewer") will perform the following due diligence:

          Step 1: The Reviewer will determine  whether the Proposed Addition has a credit  rating  that is  considered  "investment  grade" or above  from a rating agency such as Moody's Investor Service,  Standard & Poor's or Fitch
     Ratings.  If the Proposed  Addition has such a credit rating,  the Proposed
     Addition will be added to the List. If the Proposed  Addition does not have a credit  rating,  or its  credit  rating is below  investment  grade,  the
     Reviewer will proceed to the Step 2.

          Step 2: The Reviewer will review other publicly available information, such as credit  reports  prepared  by Dun &  Bradstreet,  to  evaluate  the creditworthiness or financial  viability of the Proposed Addition.  If such information  is  available  and it reveals  that the  Proposed  Addition is creditworthy or financially  viable, the Proposed Addition will be added to
     the  List.  If  such  information  is  not  available,   or  the  available
     information  raises  questions  about  the  creditworthiness  or  financial viability of the Proposed Addition, the Reviewer will proceed to Step 3.

          Step 3: The Reviewer will conduct  other due  diligence  that can, but need not necessarily, include any or all of the following:

          o    a review of the Proposed Addition's FOCUS report;

          o    obtaining  referrals from at least two reputable broker / dealers or investment  advisers that have done business with the Proposed
               Addition within the past 30 days; or

          o    obtaining  information  about the  creditworthiness  or financial viability  of the  Proposed  addition  directly  from  authorized personnel of the Proposed Addition.

     The Reviewer  will  present the results of such due  diligence to the Chief
     Compliance Officer, or a designee,  who will determine whether the Proposed
     Addition  will,  or will  not,  be added to the  List.  With  respect  to a
     Proposed Addition with a limited operating history or for which information about  its  creditworthiness  or  financial  viability  may not be  readily available,  the Proposer may deliver to the Reviewer a written  explanation of the  rationale  for adding the Proposed  Addition to the List.  Any such explanation  shall be taken  into  consideration  by the  Chief  Compliance
     Officer,  or designee,  in determining whether such Proposed Addition shall be added to the List.

Effective Date: January 1, 2007

                              NUMERIC INVESTORS LLC

                                   Exhibit E -
                         Privacy Policies And Practices
                               As Of April 1, 2007

     Maintaining the confidentiality of the personal  information of our current and  prospective  customers is one of our highest  priorities.  This policy sets forth the type of personal  information we collect, how that information is used by us, and how we protect personal information of clients.

HOW AND WHY WE COLLECT PERSONAL INFORMATION

1.   Collection

     Personal  information  may be  collected  from clients in order to offer or provide  products or services,  process  transactions on their behalf and comply with legal and regulatory requirements. Information may be collected from any of the following sources:

     (a)  From Clients:  We collect  information  from clients when such clients request  information  or services  from us or enter into an investment management  agreement with us or a subscription  agreement with a fund
          we   manage.   We  may  also   collect   information   from   investor
          questionnaires,  W-9's and other  applications  or forms  completed by
          clients  when  requesting   information  or  services  from  us.  This
          information may include items such as name,  address,  e-mail address, social security number,  birth date, annual income, net worth, marital status,  investment  goals and investment risk tolerance.  If a client indicates  that he or she  has a  spouse  or  partner,  that  spouse's personal and financial account information may also be requested.

     (b)  From Transactions:  If a client obtains advice or services from us, we keep  records  of the  advice or  service  provided.  We keep  records relating  to items  such as each  client's  account  balance,  payment history, securities positions and securities purchases and sales. This enables us to provide each client with a history of their transactions with us and service such client's account.

     (c)  From our Web  Site:  When  clients  visit  our  website,  we may use a so-called cookie to track the amount of time such clients spend on our site, the parts of our site visited and other  technical  information.
          We use this information to improve the functionality of our web site.

Use of Personal Information

     Personal  information  of clients is collected and maintained by us so that we may develop,  offer and deliver  products  and  services to clients,  process transactions and fulfill our legal and regulatory requirements.

                       DISCLOSURE OF PERSONAL INFORMATION

     We do not, and do not intend to, sell or  distribute  personal  information about current or former customers to  nonaffiliated  third parties except as set forth  below.  If in the future  this policy  changes  you will be notified  and provided with an  opportunity to opt out of such  disclosure.  We may share your personal information as follows:

     a.   We will  reveal  or share  your  personal  information  where  the law requires it, such as for tax reporting purposes or pursuant to a court order.

     b.   We may reveal or share your personal  information with our affiliates.
          Our affiliates include,  for example,  investment funds that we manage and over which we have control.

     c.   We may reveal or share your  personal  information  with  unaffiliated service providers such as brokers,  fund  administrators  and transfer agents in connection  with processing  transactions  for your account.
          Your  personal   information   may  also  be  provided  to  attorneys,
          accountants  or  auditors  in order to enable us to provide  requested services to you and to comply with legal and regulatory requirements.

PROTECTION OF YOUR PERSONAL INFORMATION

     Our  employees  may,  from  time to  time,  have  access  to your  personal information in order to provide services to you. We restrict access to nonpublic personal  financial  information  to  those  employees  who  need to  know  that information  in order to provide you with products and  services.  All employees are  subject to the terms of our  Company's  compliance  manual,  which  advises employees as to the confidential  nature of all client  information and requires employees to protect the  confidentiality  of all  information  obtained from or about you or your account.

     Numeric maintains physical,  electronic and procedural  safeguards designed to protect nonpublic personal financial information. Client information provided through our  website and other  personal  financial  information  that is stored electronically is protected by firewalls and data encryption security and may be accessed only by authorized  personnel via password entry.  Hard copies of files containing  confidential  client information are maintained in our offices under the  supervision  of qualified  personnel  and secured under lock and key during non-business  hours.  In  addition,  back-up  or  archival  copies  of all files containing  confidential  client  information  are  maintained by Numeric in the event of accidental loss or destruction the primary files.

     Numeric's  Information  Security  Officer,   Raymond  J.  Joumas,  conducts
periodic reviews of the compliance with and effectiveness of the above described safeguards.

     Additional  description of safeguards employed by Numeric to protect client information may be found in Section B,  "Confidential  Information," and Section
H,  "Workplace  Communications  and Computer Usage Policy," of Numeric's Code of
Ethics.

                              NUMERIC INVESTORS LLC

                                   Exhibit F -
                   Anti-Money Laundering Program - Patriot Act
                         Client Certification Procedures

Investors in Numeric offshore funds:

o    AML procedures on behalf of clients investing in Numeric offshore funds are the responsibility of the respective administrator of the fund. Numeric can rely  completely  on the  administrator's  procedures to comply with the US legislation  regarding money laundering known as the Patriot Act. Copies of each  administrator's  policies  and  procedures  are  kept  on file by the
     Numeric AML Compliance Officer.

For all other investors, Numeric staff to perform the following:

o    All  individuals  - Confirm they are not on the  "Blacklist"  of restricted persons  updated on the  www.treas.gov/ofac  website.  If other  blacklists become available, they must be checked as well.

o    Determine if client is (a) an individual or entity and (b) U.S. or non-U.S.

o    US  Individuals  - Obtain  full legal  name,  address  and social  security number.  Also obtain a copy of a government  issued picture  identification
     (such as a drivers  license or passport),  and proof of the current address
     (such  as  a  current   utility  bill)  if  not  included  on  the  picture
     identification.

o    Non-US Individuals - Obtain full legal name, address, passport number and a photocopy of their passport. Also obtain proof of the current address (such as a current utility bill) if not included on the passport.

o    US Public  Company or Pension  Plan - Document  official  name of  company, state of  incorporation,  ticker symbol and stock exchange where shares are traded.  No other  research  is  required  as we can rely on that entity to perform its own AML procedures.

o    US Privately  Held  Company,  Limited  Partnership,  Trust,  Fund-of-funds,
     Nominee  entity,  or some other  entity  form - Obtain  photo copy of state incorporation  or registration  information.  Perform the steps above under individuals  for  all  officers,  general  partners,  directors  and 10% or greater beneficial owners of the entity.  Also obtain a letter of reference from a  local  office  of a  reputable  bank or  brokerage  firm  which  is incorporated,  or has its principal place of business located,  in the U.S.
     or  other  FATF  Country  certifying  that  the  prospective  investor  has maintained an account at such  bank/brokerage firm for a length of time and that the  investor is in good  standing.  Funds of funds or  intermediaries such as banks may  perform  these  procedures  on their own as long as they provide a copy of their AML  program and  certify  that they have  complied with their program. (See Exhibit H).

o    Non-US  Public  Company or Pension Plan - Confirm that company is domiciled in a FATF  compliant  jurisdiction  by looking on the FATF website which is kept  current and is located  at:  http://www.oecd.org/fatf/members_en.htm.
     Document  official name of company,  country of  incorporation or registry, ticker symbol and stock exchange where shares are traded. No other research is required as we can rely on that entity to perform its own AML procedures since they are in an FATF compliant jurisdiction.

o    Non-US Privately Held Company,  Trust,  Fund-of-funds,  Nominee entity,  or some  other  entity  form - Confirm  that  company is  domiciled  in a FATF compliant jurisdiction by looking on the FATF website which is kept current
     and  is  located  at:   http://www.oecd.org/fatf/members_en.htm.   Document
     official  name of company,  country of  incorporation  or registry.  Obtain photocopy of incorporation or registration  information.  Perform the steps above under individuals for all officers,  general partners,  directors and
     10% or greater  beneficial  owners of the  entity.  Also obtain a letter of reference  from a local office of a reputable  bank or brokerage firm which is  incorporated,  or has its principal place of business  located,  in the
     U.S. or other FATF Country  certifying  that the  prospective  investor has maintained an account at such  bank/brokerage firm for a length of time and that the  investor is in good  standing.  Fund of funds and  intermediaries such as banks may  perform  these  procedures  on their own as long as they provide a copy of their AML  program and  certify  that they have  complied with their program. (See Exhibit H).

o    Investors  that are domiciled in a  non-compliant  FATF  jurisdiction  pose special  problems  and  should be handled  on a  case-by-case  basis by the
     Numeric AML Compliance  Officer in conjunction  with legal counsel prior to finalizing the investment relationship with Numeric.

                              NUMERIC INVESTORS LLC

                                   Exhibit G -
                   Anti-Money Laundering Program - Patriot Act
                         Example of Client Certification

Date

Numeric Investors LLC
One Memorial Drive
Cambridge, MA 02142

Dear AML Compliance Officer;

This  Certification  of  Compliance  is being  provided to you  pursuant to your request. (Investor) represents to you the following:

o    We have adopted and implemented anti-money laundering policies,  procedures and  controls  that  comply and will  continue to comply with the rules and regulations promulgated under the U.S. Patriot Act;

o    We have applied the aforementioned  procedures to the investment account we have opened with Numeric Investors LLC as investment advisor;

o    The aforementioned procedures resulted in acceptable investors as described under the U.S. Patriot Act; and

o    We  will  continue  to  adhere  to  our  anti-money   laundering  policies,
     procedures and controls during the course of our relationship  with Numeric
     Investors LLC.

Sincerely,

Client Official

                              NUMERIC INVESTORS LLC

                                   Exhibit H -
                   Anti-Money Laundering Program - Patriot Act
                             Employee Certification

I confirm to the best of my knowledge and belief, the following:

o    I am familiar with the Numeric Investors LLC Anti-Money  Laundering Program
     - Patriot Act ("Numeric AML");

o    I commit to uphold the  Numeric AML and report any  suspicious  activity of which I become aware to the Numeric AML Compliance officer;

o    I  understand  that  failure  to comply  with US federal  laws  surrounding
     Anti-Money  Laundering may result in prosecution by US federal authorities;
     and

o    I  understand  that  failure  to  uphold  the  Numeric  AML is cause for my immediate dismissal as an employee of Numeric Investors LLC.

______________________________
Signed

______________________________
Name

______________________________
Date

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